Filed Pursuant to Rule 424(b)(2)
Registration No. 333-125125

PROSPECTUS SUPPLEMENT

(To prospectus dated June 16, 2005)

8,000,000 Shares

10% Series F Cumulative Convertible Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

We are offering 8,000,000 shares of our 10% Series F Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share, or “Series F Preferred Stock.” We will pay cumulative cash dividends on the Series F Preferred Stock if, when and as declared by our Board of Directors. Such dividends will be payable quarterly in an amount per share of Series F Preferred Stock equal to the greater of (i) $0.6250 per quarter (which is equal to an annual base rate of 10% of the $25.00 liquidation preference per share or $2.50 per year) or (ii) if, with respect to any calendar quarter, we distribute to the holders of our common stock, or “Common Stock,” any cash, including quarterly cash dividends, an amount that is the same percentage of the $25.00 liquidation preference per share of Series F Preferred Stock as the Common Stock dividend yield for that quarter. The Common Stock dividend yield for a quarter is the quotient (expressed as a percentage) obtained by dividing the cash per share of Common Stock distributed to holders of Common Stock with respect to such quarter by the average daily closing price of our Common Stock on the New York Stock Exchange, or the “NYSE,” for the ten trading days immediately following the day that any Common Stock dividend is declared for that quarter. Dividends on the Series F Preferred Stock will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 or if such day is not a business day, the next succeeding business day. Dividends on the Series F Preferred Stock offered hereby will be cumulative from (and including) November 16, 2007. The first expected dividend payment date in respect of the Series F Preferred Stock offered hereby will be February 15, 2008. Holders of the Series F Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series F Preferred Stock could then be converted. They will have additional voting rights if we fail to pay dividends for six or more quarters (whether or not consecutive) and in certain other events.

Shares of the Series F Preferred Stock are convertible at the option of the holder at any time into a number of shares of Common Stock determined by multiplying the number of shares of Series F Preferred Stock by the conversion rate then in effect. The conversion rate will initially be 2.1739 shares of Common Stock per share of Series F Preferred Stock, which is equivalent to an initial conversion price of $11.50 per share of Common Stock. The conversion rate is subject to adjustment upon the occurrence of certain events. On or after September 7, 2012, we may, at our option, require holders to convert the Series F Preferred Stock into that number of shares of Common Stock that are issuable at the conversion rate then in effect. We may exercise our conversion option only if the closing price of the Common Stock equals or exceeds 130% of the then prevailing conversion price of the Series F Preferred Stock for at least 20 trading days within any period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our conversion option.

If at any time both (i) the Series F Preferred Stock is not listed on the NYSE, or the American Stock Exchange, or “AMEX,” or quoted on the NASDAQ Stock Market, Inc., or “NASDAQ,” and (ii) we are not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” we will have the option to redeem the Series F Preferred Stock, in whole but not in part, within 90 days after the date upon which the Series F Preferred Stock ceases to be listed and we cease to be subject to such reporting requirements, for cash at $25.00 per share, plus all accumulated, accrued and unpaid dividends (whether or not declared), if any, to and including the redemption date. Except as described above and in limited circumstances to preserve our status as a real estate investment trust, or “REIT,” we may not redeem the Series F Preferred Stock before September 7, 2012. On or after September 7, 2012, we may, at our option, redeem the Series F Preferred Stock, in whole or in part, at any time and from time to time, for cash at a price of $25.00 per share, plus accumulated, accrued and unpaid dividends (whether or not declared), if any, to and including the date of redemption. Any partial redemption will generally be on a pro rata basis. The Series F Preferred Stock has no stated maturity date and we are not required to redeem the Series F Preferred Stock.

Our Common Stock is listed on the NYSE under the symbol “TMA,” our 8.00% Series C Cumulative Redeemable Preferred Stock, or “Series C Preferred Stock,” is listed on the NYSE under the symbol “TMA PRC,” our Series D Adjusting Rate Cumulative Redeemable Preferred Stock, or “Series D Preferred Stock,” is listed on the NYSE under the symbol “TMA PRD,” our 7.50% Series E Cumulative Convertible Redeemable Preferred Stock, or “Series E Preferred Stock,” is listed on the NYSE under the symbol “TMA PRE,” and our Series F Preferred Stock is listed on the NYSE under the symbol “TMA PRF.”

Investing in our Series F Preferred Stock involves risks. See “Recent Developments” beginning on page S-4 and “ Risk Factors” beginning on page S-13 of this prospectus supplement and on page 9 of the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price(1)	$19.50	$156,000,000
Underwriting discount	$0.975	$7,800,000
Proceeds, before expenses, to us	$18.525	$148,200,000

(1)	Plus accrued and undeclared dividends from (and including) November 16, 2007.

We have granted the underwriters a 10-day option to purchase up to an additional 1,200,000 shares of Series F Preferred Stock from us to cover over-allotments, if any. The underwriters expect that the Series F Preferred Stock will be ready for delivery in book-entry form through the facilities of The Depository Trust Company on or about January 18, 2008.

Joint Book-Running Managers

Friedman Billings Ramsey	UBS Investment Bank

Bear, Stearns & Co. Inc.	Stifel Nicolaus

The date of this prospectus supplement is January 14, 2008.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Concurrently with this offering of Series F Preferred Stock, we are offering 7,000,000 shares of our Common Stock by means of a separate prospectus supplement, dated the same date as this prospectus supplement. Investors interested in purchasing shares of our Common Stock should refer to that prospectus supplement for additional information.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement which describes our business and the terms of this offering. The second part is the base prospectus which gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we refer to both this prospectus supplement and the accompanying base prospectus combined. If information varies between this prospectus supplement, the accompanying base prospectus or the documents we have incorporated by reference, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus contain or incorporate by reference certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Exchange Act, that are based on our current expectations, estimates and projections. Pursuant to those sections, we may obtain a “safe harbor” for forward-looking statements by identifying those statements and by accompanying those statements with cautionary statements, which identify factors that could cause actual results to differ from those expressed in the forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. The words “believe,” “anticipate,” “intend,” “aim,” “expect,” “will,” “strive,” “target,” “project,” “estimate,” “have confidence,” and similar words identify forward-looking statements. Such statements are not guarantees of future performance, events or results and involve potential risks and uncertainties. Accordingly, our actual results may differ from our current expectations, estimates and projections. Important factors that may affect our actual results or may cause our actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf include, but are not limited to, changes in interest rates, changes in yields on adjustable and variable rate mortgage assets available for purchase, changes in the yield curve, changes in prepayment rates, changes in the supply of mortgage-backed securities and loans, changes in market prices for mortgage securities, our ability to obtain financing and the terms of any financing that we do obtain. For a discussion of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in this prospectus supplement and in the accompanying base prospectus and “Recent Developments” in this prospectus supplement. Also see the section entitled “Executive Overview” beginning on page 26 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 for a discussion of the effect on us of recent developments in the mortgage market. We do not undertake to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SUMMARY

This summary highlights selected information about us. This summary may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying base prospectus, as well as the documents that are incorporated by reference into the accompanying base prospectus, in their entireties. You should carefully consider the factors set forth under the captions “Recent Developments” beginning on page S-4 of this Prospectus Supplement and “Risk Factors” beginning on page S-13 of this prospectus supplement and on page 9 of the accompanying base prospectus before making an investment decision to purchase shares of our Series F Preferred Stock. Also see the section entitled “Executive Overview” beginning on page 26 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 for a discussion of the effect on us of recent developments in the mortgage market. Unless the context otherwise requires or unless otherwise specified, all references to “we,” “us” or the “Company” in this prospectus supplement and the accompanying base prospectus refer to Thornburg Mortgage, Inc. and its subsidiaries. Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters do not exercise the over-allotment option described under the caption “Underwriting.”

The Company

We commenced operations in 1993. Our Common Stock is listed on the NYSE under the symbol “TMA,” our Series C Preferred Stock is listed on the NYSE under the symbol “TMA PRC,” our Series D Preferred Stock is listed on the NYSE under the symbol “TMA PRD,” our Series E Preferred Stock is listed on the NYSE under the symbol “TMA PRE,” and our Series F Preferred Stock is listed on the NYSE under the symbol “TMA PRF.” We are a single-family residential mortgage lender that originates, acquires and retains investments in adjustable rate mortgage, or “ARM” assets, thereby providing capital to the single-family residential housing market. Our ARM assets consist of purchased ARM assets and ARM loans, or “ARM Assets,” and are comprised of traditional ARM Assets, which have interest rates that reprice in a year or less, and hybrid ARM Assets, or “Hybrid ARM Assets,” which have a fixed interest rate for an initial period of three to ten years before converting to traditional ARM Assets for their remaining terms to maturity. Purchased ARM assets are mortgage-backed securities that represent interests in pools of ARM loans, which are publicly rated and issued by third parties and may include guarantees or other third-party credit enhancements against losses from loan defaults. ARM loans are either loans that we have securitized from our own loan origination or acquisition activities, loans that we use as collateral to support the issuance of collateralized mortgage debt or loans pending securitization. Like traditional banking institutions, our income is generated primarily from the net spread or difference between the interest income we earn on our ARM Assets and the cost of our borrowings. Our strategy is to maximize the long-term sustainable difference between the yield on our ARM Assets and the cost of financing these assets, and to maintain that difference through interest rate and credit cycles.

While we are not a bank or savings and loan institution, our business purpose, strategy, method of operation and risk profile are best understood in comparison to such institutions. We finance the purchases and originations of our ARM Assets with equity capital, unsecured debt, collateralized mortgage debt and short-term collateralized borrowings. When we borrow short-term or floating-rate funds to finance our Hybrid ARM Assets, we may also enter into interest rate hedging transactions, which are intended to fix, or cap, our borrowing costs during the fixed-rate period of the Hybrid ARM Assets. We believe we have minimized our exposure to changes in interest rates since the assets we hold are primarily ARM Assets and we generally match the effective duration of those assets with funding of comparable effective duration such that our net portfolio duration is less than one year. Effective duration is a calculation expressed in months or years that is a measure of the expected price change of financial instruments based on changes in interest rates. We have a policy to operate with an adjusted equity-to-assets ratio of at least 8%. At September 30, 2007, we were operating at an adjusted equity-to-assets ratio of 16.71%. The adjusted equity-to-assets ratio is a ratio that reflects the relationship between assets financed with recourse debt that is subject to margin calls and our long-term capital, including our senior and subordinated notes. This is a non-GAAP capital utilization measurement that we use to limit the amount of assets we carry relative to the amount of equity on our balance sheet. For a reconciliation of this ratio to a comparable GAAP capital utilization measurement, please see our most recently filed periodic report under the section entitled “Capital Utilization and Leverage.” Moreover, we focus on acquiring high quality assets to minimize potential credit losses and to ensure our access to financing. Our operating structure has resulted in operating costs well below those of other mortgage originators. Our corporate structure differs from most lending institutions in that we are organized for tax purposes as a REIT, and, therefore, pay substantially all of our earnings in the form of dividends to shareholders.

The 12 members of our management team have an average of 25 years of experience in the fields of mortgage lending, investment advisory and management services, financial services, capital markets, financial reporting and marketing, providing us with significant expertise in the key disciplines required for success in our business. We are an externally advised REIT and are managed under a management agreement with Thornburg Mortgage Advisory Corporation, which manages our operations, subject to the supervision of our Board of Directors.

Our principal executive offices are located at 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501 and our telephone number is (505) 989-1900.

Our internet website address is www.thornburgmortgage.com. The information on our website is not considered part of this prospectus supplement or the accompanying base prospectus. We make available free of charge, through our website, under the “Investor Information—SEC Filings” section, our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and any amendments to those reports that we file or furnish pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission, or the “SEC.”

You may also find our Code of Business Conduct and Ethics, Corporate Governance Guidelines and the charters of the Audit Committee, Nominating/Corporate Governance Committee and Compensation Committee of our Board of Directors at our website under the “Investor Information—Corporate Governance” section. These documents are also available in print free of charge to anyone who requests them by writing to us at the following address: 150 Washington Avenue, Suite 302, Santa Fe, New Mexico, 87501, or by phoning us at 1-888-898-8698.

Recent Developments

In recent months, the mortgage industry has come under continued pressure due to numerous factors, which include industry-wide disclosures regarding the continued deterioration of the value of mortgage assets held by banks and broker-dealers, the deterioration of mortgage credit among mortgage lenders, the downgrades of mortgage securities by the rating agencies, and a reluctance on the part of banks and broker-dealers to finance mortgage securities in the reverse repurchase agreement and other mortgage financing markets.

As a result of these factors, during the fourth quarter of 2007, we continued to experience declines in the market value of our securities to levels at or below levels experienced in August 2007, and incurred additional margin calls as a result of the decline in our securities prices, an increase in certain margin requirements and a further decline in the value of our hedging and derivative instruments as a result of the continued decline in yields on interest rate swap agreements. In addition, the cost of financing in the reverse repurchase agreement market increased during the fourth quarter of 2007, especially in December 2007, compared to prior periods as a result of both the increased spread between the LIBOR and federal funds rate and increased financing spreads over LIBOR required by our reverse repurchase agreement lenders. Although we have recently begun to see significant declines in the spread between LIBOR and the federal funds rate, our future earnings will depend on a continuation of this trend. We also believe our earnings performance will benefit from a decline in financing spreads over LIBOR experienced in December, should they occur. In addition, the market value declines and the margin calls during the fourth quarter of 2007 also affected our liquidity position, materially reducing the value of our unencumbered assets and readily available liquidity in December 2007 from the amounts available to us as of September 30, 2007.

Despite experiencing market value declines and additional margin calls during the fourth quarter of 2007, we were able to meet all of our margin requirements to the satisfaction of our lenders and we have been able to roll over and add to our reverse repurchase agreement borrowings as needed. Further, at December 31, 2007, we had two committed whole loan financing facilities which had an estimated total borrowing capacity of $600 million, and we had an estimated uncommitted borrowing capacity under these facilities of $1.0 billion. At December 31, 2007, we also had committed reverse repurchase agreement facilities which had an estimated total borrowing capacity of $2.25 billion of which $535 million was unused. We believe these committed reverse repurchase agreement financings are significantly more expensive than standard reverse repurchase terms available in the market. Accordingly, we will use the remainder only if necessary and will benefit from the maturity of the committed reverse repurchase agreement borrowings. Finally, as of September 30, 2007, we had $2.1 billion of structured reverse repurchase agreement financings, which mature between 2011 through 2014.

We believe that we have more than sufficient liquidity and cash flow to meet our anticipated cash requirements going forward without needing to sell assets. However, there is no assurance that the value of our mortgage portfolio and derivatives portfolio will not decline further, that lenders will not make additional margin calls or that we will be able to satisfy additional margin calls, if any. In addition, our access to commercial paper financing remains unavailable and we have not issued any collateralized mortgage debt since October 2007. As such, we are not depending on the availability of financing opportunities in these markets at this time and conduct our operations accordingly.

As a result of the recent market events described above, we have experienced a further decline in our GAAP book value. As of November 30, 2007, we believe that our GAAP shareholders’ equity (which includes common and preferred equity) declined to an estimated $2.0 billion ($9.29 book value per share of common stock) from $2.2 billion ($10.14 book value per share of common stock) as of September 30, 2007. We estimate that approximately 70% of that change is attributable to declines in our hedging instruments as a result of falling net yields on our swap agreements. We estimate that the remaining 30% of that change is attributable primarily to a decline in the estimated market value of our ARM securities portfolio. Since November 30, 2007, our GAAP book value was further adversely affected by changes in the estimated market value of our ARM securities portfolio and further declines in net yields on our interest rate swap agreements. Based on our preliminary review of our ARM securities portfolio as of December 31, 2007, we estimate a further decline in the market value of this portfolio of approximately $110 million during the month of December 2007. In addition, based on a preliminary review of our swap agreement positions as of December 31, 2007, we estimate approximately $14 million in further declines arising from changes in the net yields on our swap agreements and the reclassification of other comprehensive income to earnings on previously terminated swap agreements.

All of these market value losses are unrealized and there has been no deterioration in the actual credit performance of any of these assets. As of the end of 2007, we have not experienced any rating agency downgrades on any of our mortgage securities. We believe the market value decline experienced in our portfolio is indicative of the opportunities for the Company to acquire higher yielding and more profitable new mortgage assets.

All dollar amounts and percentages cited in the prior paragraphs in this “Recent Developments” section represent our best estimates as of the dates referenced and are subject to change.

On December 17, 2007, we declared a fourth quarter 2007 dividend of $0.25 per share of Common Stock, which is payable on January 30, 2008. Although there is no assurance, we do not intend to use the net proceeds of this offering to pay the fourth quarter common dividend because at this time we believe that we will have taxable earnings in the fourth quarter of 2007 in excess of that dividend.

On December 17, 2007, we declared a fourth quarter 2007 dividend of $0.50 per share of Series C Preferred Stock, which is payable on January 15, 2008.

On December 17, 2007, we declared a fourth quarter 2007 dividend of $0.4921875 per share of Series D Preferred Stock, which is payable on January 15, 2008.

On December 17, 2007, we declared a fourth quarter 2007 dividend of $0.46875 per share of Series E Preferred Stock, which is payable on January 15, 2008.

On January 4, 2008, we declared a fourth quarter 2007 dividend of $0.63723 per share of Series F Preferred Stock, which is payable on February 15, 2008.

Authorized Shares of Series F Preferred Stock

We intend to file articles supplementary to our Articles of Incorporation to authorize an additional 9,200,000 shares of Series F Preferred Stock.

Selected Summary Financial Data

The following table sets forth selected summary financial data from our audited consolidated financial statements for each of the three years in the period ended December 31, 2006 and from our unaudited consolidated financial statements for the nine months ended September 30, 2007 and 2006. Our unaudited interim results, in the opinion of management, reflect all adjustments (consisting solely of normal recurring adjustments) which are necessary to present fairly the results for the unaudited interim period. Our unaudited interim results for the nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007. You should read the following selected summary financial data in conjunction with the financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2007, June 30, 2007 and March 31, 2007, which are incorporated by reference into the accompanying base prospectus.

	As of and for the nine months ended September 30,		As of and for the years ended December 31,
	2007	2006	2006	2005	2004
	(in thousands except per share data)
Income Statement Highlights:
Net interest income	$229,094	$255,996	$346,684	$344,457	$293,699
Net (loss) income	(939,783)	217,415	297,697	282,844	232,564
Earnings (loss) per share	(8.07)	1.91	2.58	2.79	2.80
Dividends declared per common share	1.36	2.04	2.72	2.72	2.66
Average common shares outstanding (diluted)	119,054	110,195	111,055	99,187	83,001
Yield on net interest earning assets (portfolio margin)	0.59%	0.73%	0.73%	1.01%	1.25%
Return on average common equity	(60.30)%	12.36%	12.78%	14.04%	15.55%
Noninterest expense to average assets	0.13%	0.20%	0.20%	0.25%	0.32%
Yield on ARM Assets	5.47%	5.08%	5.17%	4.42%	3.98%

Balance Sheet Highlights:
ARM Assets	$35,245,454	$51,757,194	$51,532,955	$41,484,029	$28,743,061
Total assets	36,293,247	52,893,913	52,705,052	42,507,741	29,212,402
Total debt(1)	33,940,743	50,213,008	49,971,867	39,567,144	26,416,119
Shareholders’ equity	2,160,023	2,395,567	2,377,072	2,207,086	1,789,184
Book value per common share	10.14	20.03	18.92	20.00	19.47
Common shares outstanding	128,279	113,461	113,775	104,775	91,904

(1)	Includes reverse repurchase agreements, asset-backed commercial paper, collateralized mortgage debt, whole loan financing facilities, senior notes, subordinated notes and hedging instruments.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series F Preferred Stock, see “Description of Series F Preferred Stock” in this prospectus supplement.

Issuer	Thornburg Mortgage, Inc.

Series F Preferred Stock offered	8,000,000 shares of 10% Series F Cumulative Convertible Redeemable Preferred Stock (or 9,200,000 shares if the underwriters’ over-allotment option is exercised in full).

Price per share	$19.50

Liquidation preference

If we liquidate, dissolve or wind up, holders of the Series F Preferred Stock will have the right to receive $25.00 per share, plus all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our Common Stock or to the holders of equity securities the terms of which provide that such equity securities will rank junior to the Series F Preferred Stock. The rights of holders of Series F Preferred Stock to receive their liquidation preference also will be subject to the proportionate rights of our Series E Preferred Stock, our Series D Preferred Stock and our Series C Preferred Stock, as well as any other class or series of our capital stock ranking in parity with the Series F Preferred Stock as to liquidation.

Dividends

Holders of the Series F Preferred Stock will be entitled to receive, when, as and if declared by our Board of Directors, cumulative cash dividends payable quarterly in an amount per share of Series F Preferred Stock equal to the greater of:

•	$0.6250 per quarter (which is equal to an annual base rate of 10% of the $25.00 liquidation preference per share or $2.50 per year); or

•

if, with respect to any calendar quarter, we distribute to the holders of our Common Stock, any cash, including quarterly cash dividends, an amount that is the same percentage of the $25.00 liquidation preference per share as the Common Stock dividend yield for that quarter.

The Common Stock dividend yield for a quarter is the quotient (expressed as a percentage) obtained by dividing the cash per share of Common Stock distributed to holders of Common Stock with respect to such quarter by the average daily closing price of our Common Stock on the NYSE for the ten trading days immediately following the day that any Common Stock dividend is declared for such quarter. To the extent declared by our Board of Directors, dividends will be payable quarterly in arrears on February 15, May 15, August 15 and November 15, or if such day is not a business day, the next succeeding business day. The first dividend on the Series F Preferred Stock issued in this offering is expected to be paid on February 15, 2008.

Dividends on the Series F Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by our Board of Directors.

No maturity

The Series F Preferred Stock will have no stated maturity date, and we will not be required to redeem or convert the Series F Preferred Stock. Accordingly, the Series F Preferred Stock will remain outstanding indefinitely, unless you decide to convert it or we decide to redeem it or convert it in accordance with our options to do so or it is otherwise cancelled or exchanged.

Conversion rights

You may, at your option, convert some or all of your outstanding Series F Preferred Stock initially at a conversion rate of 2.1739 shares of Common Stock per $25.00 liquidation preference, or the “Conversion Rate,” which is equivalent to an initial conversion price of $11.50 per share of Common Stock. The Conversion Rate is subject to adjustment upon the occurrence of certain events. Except as otherwise provided, shares of our Series F Preferred Stock will only be convertible into shares of our Common Stock.

Company conversion option

On or after September 7, 2012, we may, at our option, require you to convert the Series F Preferred Stock into that number of shares of Common Stock that are issuable at the Conversion Rate then in effect (as adjusted) (we refer to this option as the Company Conversion Option). We may exercise our Company Conversion Option only if the closing price of our Common Stock equals or exceeds 130% of the then prevailing conversion price of the Series F Preferred Stock for at least 20 trading days within a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our Company Conversion Option.

Payments of dividends upon conversion

If you exercise your conversion rights, upon delivery of the Series F Preferred Stock for conversion, those shares of Series F Preferred Stock will cease to cumulate dividends as of the end of the day immediately preceding the conversion date (as defined in “Description of Series F Preferred Stock—Conversion Procedures”) and you will not receive any cash payment representing accrued and unpaid dividends on the Series F Preferred Stock, except in those limited circumstances discussed below. Except as provided below, we will make no payment for accrued and unpaid dividends, whether or not in arrears, on Series F Preferred Stock converted at your election, or for dividends on the Common Stock issued upon such conversion. If we convert your Series F Preferred Stock pursuant to our Company Conversion Option, whether prior to, on, or after the record date for the current period, all unpaid dividends that are in arrears as of the Company Conversion Option date will be payable to you.

Special optional redemption	If at any time both (i) the Series F Preferred Stock is not listed on the NYSE or the AMEX or quoted on the NASDAQ, and (ii) we are not subject to the reporting requirements of the Exchange Act, we will have the option to redeem the Series F Preferred Stock, in whole but not in part, within 90 days after the date upon which the Series F Preferred Stock ceases to be listed and we cease to be subject to such reporting requirements, for cash at the liquidation preference of $25.00 per share, plus accumulated and unpaid dividends (whether or not declared), if any, to and including the date of redemption. We will not be required to set aside funds to redeem the Series F Preferred Stock.

Optional redemption

We may not redeem the Series F Preferred Stock prior to September 7, 2012, except as described above and in limited circumstances to enforce the limitations on ownership necessary to preserve our tax qualification as a REIT as described in this prospectus supplement and the accompanying base prospectus. On or after September 7, 2012, we may, at our option, redeem the Series F Preferred Stock, in whole or in part, at any time and from time to time, for cash at a price of $25.00 per share, plus accumulated, accrued and unpaid dividends (whether or not declared), if any, to and including the date of redemption. Any partial redemption generally will be on a pro rata basis. We will not be required to set aside funds to redeem the Series F Preferred Stock.

Information rights

During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of our Series F Preferred Stock are outstanding, we will (i) transmit by mail to all holders of the Series F Preferred Stock, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those sections (other than any exhibits that would have been required) and (ii) promptly upon written request, make available copies of such reports to any prospective holder of Series F Preferred Stock. We will mail the reports to the holders of Series F Preferred Stock within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Form	The Series F Preferred Stock will be maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances.

Ranking	The Series F Preferred Stock, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, will rank:

(i)	senior to our Common Stock and our Series B Preferred Stock;

(ii)	prior or senior to any other class of equity securities the terms of which provide that such equity securities will rank junior to the Series F Preferred Stock;

(iii)	junior to any other equity securities the terms of which provide that such equity securities will rank senior to the Series F Preferred Stock, and to all of our existing and future debt,

including, prior to conversion of such debt, any debt convertible into our equity securities; and

(iv)	on a parity with our Series E Preferred Stock, our Series D Preferred Stock, our Series C Preferred Stock and any other equity securities issued by us other than those referred to above.

Voting rights

Each holder of Series F Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series F Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any other provision of the articles supplementary, to notice of any shareholders’ meeting in accordance with the bylaws of the Company, and shall be entitled to vote, together with the holders of Common Stock, with respect to any matter upon which holders of Common Stock are entitled to vote. See “Description of Series F Preferred Stock—Voting Rights” in this prospectus supplement. If we are in arrears on dividends on the Series F Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of the Series F Preferred Stock (voting together as a class with all other classes or series of our equity securities ranking in parity upon which like voting rights have been conferred or are exercisable) will be entitled to vote to elect two additional directors to serve on our Board of Directors, until all dividends accumulated for all past dividend periods with respect to the Series F Preferred Stock have been paid or declared and a sum sufficient for the payment of such dividends set aside for payment. In addition, we will not be permitted under the terms of the Series F Preferred Stock to create a class or series of capital stock ranking senior to the Series F Preferred Stock, and we may not make certain material adverse changes to the terms of the Series F Preferred Stock, in each case without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series F Preferred Stock.

Listing	The Series F Preferred Stock is listed on the NYSE under the symbol “TMA PRF.”

Restrictions on ownership

In order to ensure that we continue to qualify as a REIT for federal income tax purposes, we must meet certain requirements concerning the ownership of our outstanding shares of capital stock. Specifically, our charter provides that, subject to certain limited exceptions, no person shall directly or indirectly own more than 9.8% of the outstanding shares of our capital stock. In addition, the Articles Supplementary for the Series F Preferred Stock provide that, subject to certain limited exceptions, no person owning shares of Series F Preferred Stock shall directly or indirectly own more than 9.8% of the value of the outstanding shares of our capital stock. See “Description of Series F Preferred Stock—Restrictions on Ownership” in this prospectus supplement and “Description of Equity Securities—Restrictions on Ownership and Transfer” in the accompanying base prospectus.

Use of proceeds

We intend to use the majority of the net proceeds of the offering, which are estimated to be $147.8 million, assuming no exercise of the underwriters’ over-allotment option, to finance the acquisition or origination of additional ARM Assets. We will use the remainder of the proceeds for liquidity needs and for working capital, which may include the repayment of maturing obligations. We do not intend to use the proceeds to pay any Common Stock or preferred stock dividends. Net proceeds are what we expect to receive after paying underwriting discounts and estimated offering expenses. See “Use of Proceeds” in this prospectus supplement for more information.

Settlement date	We expect that the shares of Series F Preferred Stock to be issued in this offering will be ready for delivery to purchasers on or about January 18, 2008.

Risk factors

Investing in our Series F Preferred Stock involves a number of risks, some of which are described under “Risk Factors” beginning on page S-13 of this prospectus supplement and page 9 of the accompanying base prospectus. In addition, see “Recent Developments” beginning on page S-4 of this prospectus supplement. Also see the section entitled “Executive Overview” beginning on page 26 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 for a discussion of the effect on us of recent developments in the mortgage market.

For additional information regarding the terms of the Series F Preferred Stock, see “Description of Series F Preferred Stock” beginning on page S-22 of this prospectus supplement.

RISK FACTORS

This section describes some, but not all, of the risks of acquiring shares of Series F Preferred Stock in this offering. You should carefully consider these risks and the risks described under “Risk Factors” beginning on page 9 of the accompanying base prospectus and “Recent Developments” beginning on page S-4 of this prospectus supplement, in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, before acquiring shares of Series F Preferred Stock. Also see the section entitled “Executive Overview” beginning on page 26 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 for a discussion of the effect on us of recent developments in the mortgage market. In connection with the forward-looking statements that appear in this prospectus supplement and the accompanying base prospectus, you should also carefully review the cautionary statements referred to in “Forward-Looking Statements.”

Risk Factors Related to This Offering

An established trading market for the Series F Preferred Stock has only recently developed and there is no guarantee it will be sustained, which may negatively affect the market value of the Series F Preferred Stock and your ability to transfer or sell your shares.

Since the shares of Series F Preferred Stock have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. An established trading market for shares of Series F Preferred Stock has only recently developed and it may not last, in which case the trading price of the shares of Series F Preferred Stock could be adversely affected and your ability to sell your shares of Series F Preferred Stock will be limited.

Numerous factors may affect the trading price of the Series F Preferred Stock.

The shares of Series F Preferred Stock may trade at prices higher or lower than their initial offering price. The trading price of our Series F Preferred Stock may depend on many factors, including:

•	the market price of our Common Stock;

•	any changes in prevailing interest rates;

•	the market for similar securities;

•	additional issuances by us of other series or classes of preferred stock or debt;

•	general economic conditions or conditions in the financial or real estate markets; and

•	our financial condition, performance and prospects.

Investors in our Series F Preferred Stock may experience losses and volatility, and we may reduce or delay payment of our dividends in a variety of circumstances.

Our earnings, cash flow, book value and dividends may fluctuate. Although we intend to pay a regular dividend on the Series F Preferred Stock at a specified rate, we may reduce, cancel or delay our dividend payments in the future for a variety of reasons. We may not provide public warnings of such dividend reductions, cancellations or payment delays prior to their occurrence. Fluctuations in our current and prospective earnings, cash flow and dividends, the market for similar securities, as well as many other factors such as perceptions, economic conditions and stock market conditions, can affect the price of our Series F Preferred Stock. For example, higher market interest rates could cause the market price of our Series F Preferred Stock to decline. Investors may experience volatile returns and material losses.

The Series F Preferred Stock is subordinated to our existing and future debt and there is no restriction on the issuance of parity preferred securities.

As of September 30, 2007, our total indebtedness was approximately $33.9 billion. We expect to incur additional debt in the future to finance the acquisition of additional assets. Payment of amounts due on our

Series F Preferred Stock will be subordinated to all of our existing and future debt. The Series F Preferred Stock will rank on a parity with the Series E Preferred Stock, the Series D Preferred Stock and the Series C Preferred Stock, meaning that holders of all such shares will be entitled to receive payments of dividends and distributions of assets upon liquidation, dissolution or winding up without preference of one series over the other. We may issue additional preferred stock in the future which is on a parity with (or, upon the affirmative vote or consent of the holders of two-thirds of the outstanding shares of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and each other class or series of preferred stock ranking on a parity with the Series F Preferred Stock which is entitled to similar voting rights, each voting as a separate class, senior to) the Series F Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up. Any of these factors may affect the trading price of the Series F Preferred Stock.

The Series F Preferred Stock has not been rated.

It is possible that our Series F Preferred Stock will be rated by one or more rating agencies. We cannot assure you that any such ratings would not adversely affect the market price of the Series F Preferred Stock. Such ratings would only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if, in its judgment, circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of our Series F Preferred Stock.

Our future offerings of preferred equity securities may adversely affect the value of our Series F Preferred Stock.

We may issue additional shares of Series F Preferred Stock and/or shares of another class or series of preferred stock. The issuance of additional preferred stock on parity with or senior to the Series F Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up could have the effect of diluting the amounts we may have available for distribution to holders of the Series F Preferred Stock. None of the provisions relating to the Series F Preferred Stock affords the holders of the Series F Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series F Preferred Stock.

Risk Factors Related To Our Business

The occurrence of recent adverse developments in the mortgage finance and credit markets has impacted our business and our stock price.

•

In recent months, the mortgage industry has come under enormous pressure due to numerous economic and other factors. Many companies operating in the mortgage sector have failed and others are facing serious operating and financial challenges. We faced significant challenges during the second half of 2007 due to adverse conditions in the mortgage industry and the difficulties we experienced in financing our mortgage assets, and there is no assurance that these conditions have stabilized or that they will not worsen. Recent adverse changes in the mortgage finance and credit markets have eliminated or reduced the availability, or increased the cost, of significant sources of funding for us. Beginning in August 2007, the fair value of our ARM Assets as well as our hedging instruments declined, our margin requirements increased and we sold a significant amount of assets and terminated interest rate swap agreements in order to reduce our exposure to margin calls on recourse borrowings and hedging transactions. The price of our Common Stock has declined significantly as a result of these events. There is no assurance that our stock price will not continue to experience significant volatility.

We face increasing competition in our market from banks and other financial institutions.

•	We may not be able to compete effectively in our lending markets, which could adversely affect our results of operations. Our lending markets are highly competitive. The increasingly competitive environment is a result of changes in the availability and terms of credit in the mortgage finance market. Banks have greater access to alternative sources of mortgage financing such as FDIC-insured deposits and Federal Home Loan Bank products which are not available to us. Financial institutions that are larger than we are may have greater access to capital markets, may be able to offer products similar to ours at lower costs and may offer a broader array of services. Increased competition may result in a decrease in our loan originations or a higher cost to originate loans.

ARM yields change as short-term interest rates change.

•	When short-term interest rates are low, the yields on our ARM Assets will be low, reducing our return on equity.

•

We own ARM Assets tied to various interest rate indices. If the interest rate indices applicable to our ARM Assets change independently of other market interest rates, our ARM yields, spreads and earnings may be adversely affected.

•

We own ARM Assets with various repricing or interest rate adjustment frequencies. The yields on these assets also may respond to changes in their underlying indices on a delayed basis due to borrower notification requirements. As a result, our yields and earnings on these assets could be temporarily below our longer-term expectations.

Book value changes as interest rates change.

•

Increases in interest rates may result in a decline in the fair value of our ARM Assets that may not be fully offset by the value of our hedging instruments. A decrease in the fair value of our ARM securities may result in a reduction of our book value due to the accounting standards that we are required to follow.

•

The fair value of the hedging instruments we use to manage our interest rate risk may decline during periods of declining interest rates and may not be fully offset by increases in the value of our ARM Assets, adversely affecting our book value because of the accounting standards that we are required to follow.

We borrow money to fund the purchase of additional ARM Assets. A significant contributor to our earnings is the interest spread between the yield on our ARM Assets and the cost of our borrowings.

•	All of the risks highlighted above could be magnified because we use borrowed funds to acquire additional ARM Assets for our portfolio.

•

Our ability to borrow and our cost of borrowing could be adversely affected by deterioration in the quality or fair value of our ARM Assets or by the general availability of credit in the mortgage finance market.

•

We borrow funds in the reverse repurchase agreement market and the commercial paper market, and through whole loan financing facilities, based on the fair value of our ARM Assets less a margin amount. If the fair value of our ARM Assets declines, the lender’s opinion about the fair value of our ARM Assets changes or our margin requirements increase, we could be subject to margin calls that would require us to either pledge additional ARM Assets as collateral or reduce our borrowings. If we did not have sufficient unpledged assets or liquidity to meet these requirements, we may need to sell assets under adverse market conditions or at losses to satisfy our lenders. Alternatively, the lender may terminate the lending agreement and sell the assets without our knowledge.

•

Our borrowings are tied primarily to the LIBOR interest rates, while our assets may be indexed either to LIBOR or to various other interest rate indices. If these other short-term indices move differently than LIBOR, our earnings could be adversely affected to the extent of the difference.

•

If we are unable to re-finance our asset-backed commercial paper facilities which mature through March 2008, reverse repurchase agreements which mature through May 30, 2012, and whole loan financing facilities which expire between January 31, 2008 and April 30, 2008, on favorable terms or at all, our liquidity and capital resources could be materially adversely affected.

•

Our calculation of Effective Duration and Net Effective Duration are estimates based on assumptions about the expected behavior of our assets, liabilities and hedging instruments that may prove to be empirically incorrect, and our Effective Duration and Net Effective Duration change with every change in interest rates. As a result, our actual exposure to changes in interest rates could be different than that implied by our Effective Duration calculation. For purposes of this prospectus, the definitions of Effective Duration and Net Effective Duration have the same meaning as that found in the Glossary beginning on page 67 of our Quarterly Report on Form 10-Q for the period ended September 30, 2007.

•

The interest rate adjustment or repricing characteristics of our ARM Assets and borrowings may not be perfectly matched. Rising interest rates could adversely affect our earnings and dividends if the interest payments that we must make on our borrowings rise faster than the interest income we earn on our ARM Assets. Declining interest rates could adversely affect our earnings and dividends if the interest income we receive on our ARM Assets declines more quickly than the interest payments that we must make on our borrowings. In general, the interest rates on our borrowings adjust more frequently than the interest rates on our ARM Assets.

•

Some of our ARM Assets have caps that limit the amount that the interest rate can change for a given change in an underlying index. Our borrowings do not have similar limitations. If the interest rate change on our ARM Assets is limited while the interest rates on our borrowings increase, our portfolio margins and earnings may be adversely affected.

•

We employ various hedging and funding strategies to minimize the adverse impact that changing interest rates might have on our earnings, but our strategies may prove to be less effective in practice than we anticipate, or our ability to use such strategies may be limited due to our need to comply with federal income tax requirements that are necessary to preserve our REIT status.

Our mortgage assets may be prepaid at any time at the borrower’s option.

•	Mortgage prepayment rates typically rise during falling interest rate environments. If mortgages prepay, the prepayment proceeds may be invested in lower yielding assets, thus reducing earnings.

•

Mortgage prepayment rates typically fall during rising interest rate environments. If mortgages do not prepay, we would have less cash flow to use to purchase new mortgage assets in a higher interest rate environment, potentially adversely affecting earnings.

•

We purchase and originate ARM Assets at prices greater than par. We amortize the premiums over the expected life of the ARM Asset. To the extent that we have purchased such assets, our yields, spreads and earnings could be adversely affected if mortgage prepayment rates are greater than anticipated at the time of acquisition because we would have to amortize the premiums at a faster rate.

We acquire Hybrid ARM Assets that have fixed interest rate periods.

•

A decline in interest rates may result in an increase in prepayment of our Hybrid ARM Assets, which could cause the amount of our fixed rate financing to increase relative to the total amount of our Hybrid ARM Assets. This may result in a decline in our net spread on Hybrid ARM Assets as replacement Hybrid ARM Assets may have a lower yield than the assets that are paying off.

•

An increase in interest rates may result in a decline in prepayment of our Hybrid ARM Assets, requiring us to finance a greater amount of Hybrid ARM Assets than originally anticipated at a time when interest rates may be higher, which would result in a decline in our net spread on Hybrid ARM Assets.

We originate and acquire ARM loans and ARM securities and have risk of loss due to mortgage loan defaults or fraud.

•

The ability of our borrowers to make timely principal and interest payments could be adversely affected by changes in their personal circumstances, a rise in interest rates, a recession, declining real estate property values or other economic events, resulting in losses to us.

•

If a borrower defaults on a mortgage loan that we own and if the liquidation proceeds from the sale of the property do not cover our loan amount and our legal, broker and selling costs, we would experience a loss.

•	We bear the risk of loss on loans we have originated or acquired due to hazard losses such as earthquakes, floods, fires or similar hazards, unless the homeowner had insurance for such hazards.

•

We could experience losses if we fail to detect fraud, where a borrower or lending partner has misrepresented its financial situation or purpose for obtaining the loan, or an appraisal misrepresented the value of the property collateralizing our loan.

•

We purchase ARM securities that have various degrees of third-party credit protection and are rated at least investment grade at the time of purchase. It is possible that default and loan loss experience on the underlying securitized loans could exceed any credit enhancement, subjecting us to risk of loss.

Our mortgage loan originations are dependent on external factors.

•

We rely on third-party providers who specialize in the underwriting, processing, servicing, closing and warehousing of mortgage loans. We are dependent upon the availability and quality of the performance of such providers and we cannot guarantee that they will successfully perform the services for which we engage them.

•

As a mortgage lender, we are subject to changes in consumer and real estate-related laws and regulations that could subject us to lawsuits or adversely affect our profitability or ability to remain competitive.

•

We must comply with the applicable licensing and other regulatory requirements of each jurisdiction in which we are authorized to lend. We are subject to examination by each such jurisdiction, and if it is determined that we are not in compliance with the applicable requirements, we may be fined and our license to lend may be suspended or revoked.

•	We are competing for mortgage loans against much larger, better-known mortgage originators that could affect our ability to acquire or originate ARM Assets at attractive yields and spreads.

•

ARM Assets may not always be readily available for purchase or origination in the marketplace at attractive yields because their availability is somewhat dependent on the relationship between 30-year fixed-rate mortgage rates and ARM rates.

Our REIT qualification creates certain risks.

•

The requirements to qualify as a REIT for U.S. federal income tax purposes are complex and technical, and we may not be able to qualify for reasons beyond our control. A failure to qualify as a REIT could subject our earnings to taxation at regular corporate rates, thereby reducing the amount of money available for distributions to our shareholders and for payment of principal and interest on our borrowings.

•	The REIT tax rules require that we distribute the majority of our earnings as dividends, leaving us limited ability to maintain our future dividend payments if our earnings decline.

•	Because we must distribute the majority of our earnings to shareholders in the form of dividends, we have a limited amount of capital available to internally fund our growth.

•

Additionally, because we cannot retain earnings to grow, we must issue additional shares of stock to grow, which could result in the dilution of our outstanding stock and an accompanying decrease in its market price.

•	Changes in tax laws related to REIT qualifications or taxation of dividends could adversely affect us.

If the Internal Revenue Service were to determine that (i) we failed the 95% gross income test for our 2007 taxable year and (ii) our failure of that test was not attributable to reasonable cause, but rather, willful neglect, we would fail to qualify as a REIT for our 2007 taxable year and this could adversely affect our shareholders.

•

If the gain we recognized upon disposition or other termination of interest rate swap agreements in 2007 is not qualifying income for purposes of the annual 95% gross income test, then we may have failed that test for our 2007 taxable year. We believe, however, that, if we in fact failed the test, our failure would be considered due to reasonable cause and not willful neglect, and, therefore, we would not be disqualified as a REIT for our 2007 taxable year. We would, however, be subject to a tax based, in part, on the amount by which we failed the 95% gross income test. We expect that the amount of such tax would not exceed $300,000.

•

If the Internal Revenue Service were to assert that we failed the 95% gross income test for our 2007 taxable year and that such failure was not due to reasonable cause, and the courts were to sustain that position, our status as a REIT would terminate as of December 31, 2006. We would not be eligible to again elect REIT status until our 2012 taxable year. See “Federal Income Tax Considerations—Failure To Qualify” in the accompanying base prospectus, which describes the consequences of our failure to qualify as a REIT.

The loss of the Investment Company Act exemption could adversely affect us.

•

We conduct our business so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended. If we were to become regulated as an investment company, we would not be able to operate as we currently do.

We are dependent on certain key personnel.

•

We are dependent upon the efforts of Garrett Thornburg, the Chairman of our Board of Directors, Larry A. Goldstone, our Chief Executive Officer and President, Clarence G. Simmons, III, our Senior Executive Vice President and Chief Financial Officer, and Paul Decoff, our Senior Executive Vice President and Chief Lending Officer, all of whom are also key officers and employees of the Manager. The loss of any of their services could have an adverse effect on our operations.

Some of our directors and officers have ownership interests in the Manager, which may create conflicts of interest.

•

The Manager is entitled to receive performance-based compensation based on our annualized return on equity. Undue emphasis placed on maximization of our short-term return on equity at the expense of other criteria could result in increased risk to our long-term return on equity.

We may change our policies without shareholder approval.

•

Management recommends and the Board of Directors establishes all of our operating policies, including our investment, financing and dividend policies. Our Board of Directors has the ability and authority to revise or amend those policies without shareholder approval.

Our technology infrastructure and systems are critical to our success.

•

Our ability to originate, acquire and purchase ARM Assets and manage the related interest rate risks and credit risks is critical to our success and is highly dependent upon the efficient and uninterrupted operation of our computer and communications hardware and software systems. Some of these systems are located at our facility and some are maintained by third party vendors. Any significant interruption in the availability and functionality of these systems could harm our business.

•

Although we believe we have taken appropriate measures to provide for the security of our systems, our security measures may not effectively prohibit others from obtaining improper access to our information. If a person is able to circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. Any security breach could expose us to risks of data loss, litigation and liability and could seriously disrupt our operations and harm our reputation.

USE OF PROCEEDS

We expect to receive approximately $147.8 million in net proceeds from the sale of shares of our Series F Preferred Stock in this offering, or approximately $170.0 million if the underwriters’ over-allotment option is exercised in full, after payment of our expenses related to this offering and underwriting discounts and commissions.

We intend to use the majority of the net proceeds of this offering to finance the acquisition or origination of additional ARM Assets. We will use the remainder of the proceeds for liquidity needs and for working capital, which may include the repayment of maturing obligations. We do not intend to use the proceeds to pay any Common Stock or preferred stock dividends.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends for the periods shown:

	For the nine months ended September 30, 2007	For the years ended December 31,
		2006		2005		2004		2003		2002
Ratio of earnings to fixed charges	0.50x	1.14	x	1.24	x	1.37	x	1.50	x	1.49	x
Ratio of earnings to combined fixed charges and preferred stock dividends	0.49x	1.13	x	1.24	x	1.37	x	1.48	x	1.45	x

The ratios of earnings to fixed charges were computed by dividing earnings as adjusted by fixed charges. The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings as adjusted by fixed charges and preferred stock dividends. For these purposes, earnings consist of net income from continuing operations and fixed charges. Fixed charges consist of interest expense, including the amortization of capitalized issuance costs relating to indebtedness.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2007 and as adjusted to give effect to the sale of 8,000,000 shares of our Series F Preferred Stock at an offering price of $19.50 per share, the application of the net proceeds of this offering as described under the caption “Use of Proceeds,” and the sale of 7,000,000 shares of our Common Stock at an offering price of $8.00 per share in a concurrent offering of Common Stock by means of a separate prospectus supplement, dated the same date as this prospectus supplement.

The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, the financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2007, June 30, 2007 and March 31, 2007, which are incorporated by reference into the accompanying base prospectus. Also see “Recent Developments” beginning on page S-4 of this prospectus supplement.

	September 30, 2007
	Actual	As Adjusted(1)(2)
	(dollars in thousands, except per share data)
10% Series F Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share; 23,000,000 shares authorized on an actual basis and 32,200,000 shares authorized on an as adjusted basis; 22,281,000 shares issued and outstanding on an actual basis and 30,281,000 shares issued and outstanding on an as adjusted basis(1)	$528,199	$675,957

7.50% Series E Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share; 6,162,500 shares authorized on an actual and as adjusted basis; 3,162,500 shares issued and outstanding on an actual and as adjusted basis	76,172	76,172

Series D Adjusting Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share; 5,000,000 shares authorized on an actual and as adjusted basis; 4,000,000 shares issued and outstanding on an actual and as adjusted basis	96,303	96,303

8.00% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share; 7,230,000 shares authorized on an actual and as adjusted basis; 6,525,000 shares issued and outstanding on an actual and as adjusted basis	157,958	157,958

Series B Cumulative Preferred Stock, par value $0.01 per share; 22,000 shares authorized on an actual and as adjusted basis; no shares issued and outstanding on an actual and as adjusted basis	—	—

Common Stock, par value $0.01 per share; 458,585,500 shares authorized on an actual basis and 449,385,500 shares authorized on an as adjusted basis; 128,279,000 shares issued and outstanding on an actual basis and 135,279,000 shares issued and outstanding on an as adjusted basis(1)(3)	1,283	1,353

Additional paid-in capital	2,779,141	2,832,113
Accumulated other comprehensive loss	(342,051)	(342,051)

Accumulated deficit	(1,136,982)	(1,136,982)

Total shareholders’ equity	2,160,023	2,360,823

Total capitalization	$2,160,023	$2,360,823

(1)	Our capitalization as adjusted also reflects the sale of 7,000,000 shares of our Common Stock at an offering price of $8.00 per share in a concurrent offering of Common Stock by means of a separate prospectus supplement, dated the same date as this prospectus supplement. The share information excludes shares of Series F Preferred Stock that have been converted into shares of Common Stock after September 30, 2007.
(2)	After deducting estimated underwriting discounts of 5% per share and estimated offering expenses payable by us in this offering. Assumes (i) no exercise of the underwriters’ over-allotment option to purchase up to an additional 1,200,000 shares of our Series F Preferred Stock; (ii) net proceeds per share, after deducting underwriting discounts and commissions, of $18.525 with respect to the shares offered in this offering; and (iii) approximate aggregate offering expenses of $600,000 for both this offering of Series F Preferred Stock and the concurrent offering of our Common Stock.
(3)	The share information excludes 9,285,598 shares of our Common Stock issued after September 30, 2007 pursuant to our dividend reinvestment and stock purchase plan, or the “DRSPP.”

DESCRIPTION OF SERIES F PREFERRED STOCK

The following summary of the terms and provisions of the Series F Preferred Stock does not purport to be complete and is qualified in its entirety by reference to our charter and the articles supplementary establishing the Series F Preferred Stock, each of which is or will be incorporated by reference in this prospectus supplement and the accompanying base prospectus. This description of the particular terms of the Series F Preferred Stock supplements and, to the extent inconsistent therewith, supersedes the description of the general terms and provisions of our preferred stock set forth in the accompanying base prospectus. If the description of the Series F Preferred Stock in this prospectus supplement differs from the general description of our preferred stock in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

General

We are authorized to issue up to 500,000,000 shares of capital stock from time to time, in one or more series or classes, with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, in each case, if any, as are permitted by Maryland law and as our Board of Directors may determine prior to issuance thereof by adoption of articles supplementary to our charter without any further vote or action by our shareholders. Our Board of Directors has adopted articles supplementary to our Articles of Incorporation establishing the number and fixing the terms, designations, powers, preferences, rights, limitations and restrictions of a series of our preferred stock classified as 10% Series F Cumulative Convertible Redeemable Preferred Stock. There are currently 23,000,000 shares of our Series F Preferred Stock authorized. Our Board of Directors has authorized 9,200,000 additional shares of Series F Preferred Stock. We will file articles supplementary authorizing 9,200,000 additional shares of Series F Preferred Stock. This offering relates to 8,000,000 shares of Series F Preferred Stock.

Ranking

Our Series F Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our Company, ranks senior to our Common Stock and Series B Preferred Stock and will rank (i) prior or senior to any other class or series of equity securities, if the holders of Series F Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series; (ii) on a parity with our Series E Preferred Stock, our Series D Preferred Stock, our Series C Preferred Stock and any other class or series of our equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the Series F Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other; (iii) junior to any other class or series of our equity securities if, pursuant to the specific terms of such class or series, the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series F Preferred Stock; and (iv) junior to all of our existing and future indebtedness. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series F Preferred Stock prior to conversion.

Dividends

Holders of Series F Preferred Stock will be entitled to receive, when, as and if authorized by our Board of Directors and declared by us, out of funds legally available for payment, cumulative cash dividends payable quarterly in an amount per share of Series F Preferred Stock equal to the greater of:

•	$0.6250 per quarter (which is equal to an annual base rate of 10% of the $25.00 liquidation preference per share or $2.50 per year); or

•

if, with respect to any calendar quarter, we distribute to the holders of our Common Stock, any cash, including quarterly cash dividends, an amount that is the same percentage of the $25.00 liquidation preference per share as the Common Stock dividend yield for that quarter.

The Common Stock dividend yield for a quarter is the quotient (expressed as a percentage) obtained by dividing the cash per share of Common Stock distributed to holders of our Common Stock with respect to such quarter by the average daily closing price of our Common Stock on the NYSE for the ten trading days immediately following the day that any Common Stock dividend is declared for such quarter.

Such dividends shall accrue on a daily basis on a 360-day year, consisting of twelve 30-day months. Any dividend payable on the Series F Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year.

Dividends shall be cumulative from (and including) November 16, 2007 for shares issued in this offering, whether or not in any dividend period or periods (i) such dividends shall be declared; (ii) there shall be funds legally available for the payment of such dividends; or (iii) any agreement exists that prohibits our payment of such dividends. Such dividends shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day). The first dividend payment date in respect of the Series F Preferred Stock offered by this prospectus supplement and the accompanying base prospectus will be February 15, 2008. Dividends will be payable in arrears to holders of record as they appear on our records at the close of business on the last day of each of January, April, July and October, as the case may be, immediately preceding the applicable dividend payment date. Holders of Series F Preferred Stock will not be entitled to receive any dividends in excess of cumulative dividends on the Series F Preferred Stock. No interest will be paid in respect of any dividend payment or payments on the Series F Preferred Stock that may be in arrears.

When dividends are not paid in full upon the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock or any other class or series of parity stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock and any other class or series of parity stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series F Preferred Stock and accumulated, accrued and unpaid on such parity stock. Except as set forth in the preceding sentence, unless dividends on the Series F Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment by us with respect to any class or series of parity stock. Unless full cumulative dividends on the Series F Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, no dividends (other than dividends paid in shares junior in rank to the Series F Preferred Stock or options, warrants or rights to subscribe for or purchase such junior stock) shall be declared or paid or set apart for payment by us with respect to any junior stock, nor shall any junior stock or parity stock be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any junior stock or parity stock (except by conversion or exchange for junior stock, or options, warrants or rights to subscribe for or purchase junior stock), nor shall any other cash or property be paid or distributed to or for the benefit of holders of junior stock or parity stock. Notwithstanding the foregoing, we shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any parity stock or (ii) redeeming, purchasing or otherwise acquiring any stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain our qualification as a REIT.

No dividends on Series F Preferred Stock shall be authorized by our Board of Directors or declared or paid or set apart for payment at such time as the terms and provisions of any agreement, including any agreement relating to our indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion of the dividends (as determined under the Code) paid or made available for the year to holders of all classes of capital stock, then the portion of the capital gains amount that shall be allocable to the holders of Series F Preferred Stock shall be the amount that the total dividends (as determined under the Code) paid or made available to the holders of the Series F Preferred Stock for the year bears to the total dividends. We may elect to retain and pay income tax on our net long-term capital gains. In such a case, the holders of Series F Preferred Stock would include in income an appropriate share of our undistributed long-term capital gains, as designated by us.

In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of our Company), by dividend, redemption or otherwise, is permitted, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the liquidation preference of the Series F Preferred Stock (as discussed below) will not be added to our total liabilities.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, before any payment or distribution shall be made to or set apart for the holders of any junior stock, the holders of Series F Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Series F Preferred Stock have been paid the liquidation preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of final distribution to such holders, no payment shall be made to any holder of junior stock upon the liquidation, dissolution or winding up of our Company. If upon any liquidation, dissolution or winding up of our Company, our assets, or proceeds thereof, distributable among the holders of Series F Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock and any other shares of any class or series of parity stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and any such other parity stock ratably in the same proportion as the respective amounts that would be payable on such Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full. Our voluntary or involuntary liquidation, dissolution or winding up shall not include our consolidation or merger with or into one or more entities, a sale or transfer of all or substantially all of our assets or a statutory stock exchange.

Upon any liquidation, dissolution or winding up of our Company, after payment shall have been made in full to the holders of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and any other parity stock, any other series or class or classes of junior stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and any other parity stock shall not be entitled to share therein.

Special Optional Redemption

If at any time both (i) the Series F Preferred Stock is not listed on the NYSE or the AMEX or quoted on the NASDAQ, and (ii) we are not subject to the reporting requirements of the Exchange Act, we will have the option to redeem the Series F Preferred Stock, in whole but not in part, within 90 days after the date upon which the Series F Preferred Stock ceases to be listed and we cease to be subject to such reporting requirements, for cash at the liquidation preference of $25.00 per share, plus all accumulated, accrued and unpaid dividends (whether or not declared), if any, to and including the date of redemption. We will not be required to set aside funds to redeem the Series F Preferred Stock.

Optional Redemption

Other than as set forth above in “—Special Optional Redemption,” we may not redeem the Series F Preferred Stock prior to September 7, 2012, except in certain limited circumstances relating to our maintenance of our ability to qualify as a REIT as described in “Description of Equity Securities—Restrictions on Ownership and Transfer” in the accompanying base prospectus. On or after September 7, 2012, we may redeem any Series F Preferred Stock, in whole or from time to time in part, at a cash redemption price of $25.00 per share plus all accumulated, accrued and unpaid dividends to and including the date fixed for redemption. The redemption date shall be selected by us and shall not be less than 30 days nor more than 60 days after the date we send notice of redemption. If full cumulative dividends on all outstanding shares of Series F Preferred Stock have not been paid or declared and set apart for payment, no Series F Preferred Stock may be redeemed unless all outstanding Series F Preferred Stock are simultaneously redeemed; provided, however, that we shall not be prevented from purchasing Series F Preferred Stock pursuant to our charter or otherwise in order to ensure that we remain qualified as a REIT under the Code. Additionally, unless full cumulative dividends on all outstanding shares of Series F Preferred Stock have been paid or declared or set apart for payment for all past dividend periods, we may not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of, any shares of Series F Preferred Stock or any other class of parity stock or junior stock (except by conversion into or exchange for junior stock); provided, however, that we shall not be prevented from purchasing any Series F Preferred Stock pursuant to our charter or otherwise in order to ensure that we remain qualified as a REIT under the Code.

Notice of redemption of the Series F Preferred Stock shall be mailed to each holder of record of the shares to be redeemed by first class mail, postage prepaid at such holder’s address as the same appears on our stock records. Any notice which was mailed as described above shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. In addition to any information required by law or by the applicable rules of the exchange upon which the Series F Preferred Stock may be listed or admitted to trading, each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series F Preferred Stock to be redeemed; and (iv) the place or places where certificates for such shares of Series F Preferred Stock are to be surrendered for cash. Any such redemption may be made conditional on such factors as may be determined by our Board of Directors and as set forth in the notice of redemption. From and after the redemption date, dividends on the Series F Preferred Stock to be redeemed will cease to accrue, such shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease (except the right to receive the cash payable upon such redemption).

The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions except as provided under “Description of Equity Securities—Restrictions on Ownership and Transfer” in the accompanying base prospectus.

Subject to applicable law and the limitation on purchases when dividends on the Series F Preferred Stock are in arrears, we may, at any time and from time to time, purchase Series F Preferred Stock in the open market, by tender or by private agreement.

Any shares of Series F Preferred Stock redeemed, purchased or otherwise acquired by us in any manner whatsoever shall become our authorized but unissued and unclassified capital stock and may be reissued or reclassified by us in accordance with the applicable provisions of our charter.

Conversion Rights

Holders of Series F Preferred Stock may, at their option, convert some or all of their outstanding Series F Preferred Stock initially at a Conversion Rate of 2.1739 shares of Common Stock per $25.00 liquidation preference which is equivalent to an initial conversion price of $11.50 per share of Common Stock. The Conversion Rate is subject to adjustment upon the occurrence of certain events. Except as otherwise provided, shares of our Series F Preferred Stock will only be convertible into shares of our Common Stock.

We will not issue fractional shares of Common Stock upon the conversion of Series F Preferred Stock. Instead, we will pay the cash value of such fractional shares based upon the closing sale price of shares of our Common Stock on the trading day immediately prior to the Conversion Date (as defined below).

Company Conversion Option

On or after September 7, 2012, we may, at our option, require holders of Series F Preferred Stock to convert their shares of Series F Preferred Stock into that number of shares of Common Stock that are issuable at the Conversion Rate then in effect (as adjusted). We may exercise our Company Conversion Option only if the closing price of our Common Stock equals or exceeds 130% of the then prevailing conversion price of the Series F Preferred Stock for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our Company Conversion Option.

To exercise our Company Conversion Option described above, we must issue a press release for publication through Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first trading day following any date on which the conditions described in the preceding paragraph are met, announcing such conversion. We will also give notice by mail or by publication (with subsequent prompt notice by mail) to holders of Series F Preferred Stock (not more than four trading days after the date of the press release) of the exercise of our Company Conversion Option announcing our intention to convert the Series F Preferred Stock. The Conversion Date or the “Company Conversion Option Date” will be the date that is five trading days after the date on which we issue such press release.

In addition to any information required by applicable law or regulation, the press release and notice of the exercise of our Company Conversion Option will state, as appropriate:

•	the Company Conversion Option Date;

•	the number of shares of our Common Stock to be issued upon conversion of each share of Series F Preferred Stock;

•	the number of shares of Series F Preferred Stock to be converted; and

•	that dividends on the Series F Preferred Stock to be converted will cease to accrue on the Company Conversion Option Date.

Conversion Procedures

Holders of Series F Preferred Stock may convert some or all of their shares of Series F Preferred Stock by surrendering to us at our principal office or at the office of the Agent, the certificate or certificates for the Series F Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of those shares in accordance with the provisions described in this prospectus supplement and specifying the name or names in which the holder wishes the certificate or certificates for the shares of Common Stock to be issued. In case the notice specifies a name or names other than the holder’s name, the notice must be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in that name or names. Other than those taxes, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of the Series F Preferred Stock. As promptly as practicable after the surrender of that certificate or certificates and the receipt of the notice relating to the conversion and payment of all required transfer taxes, if any, or the demonstration to our satisfaction that those taxes have been paid, we will deliver or cause to be delivered (a) certificates representing the number of validly issued, fully paid and non-assessable full shares of Common Stock to which the holder, or the holder’s transferee, will be entitled and (b) if less than the full number of shares of Series F Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by the surrendered certificate or certificates, less the number of shares being converted. This conversion will be deemed to have been made at the close of business on the date of giving the notice and of surrendering the certificate or certificates representing the shares of the Series F Preferred Stock to be converted, or the “Conversion Date,” so that the holder’s rights as to the shares being converted will cease except for the right to receive the conversion value, and, if applicable, the person entitled to receive common shares will be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

In lieu of the foregoing procedures, if the shares of Series F Preferred Stock are held in global certificate form, a holder of Series F Preferred Stock must comply with the procedures of DTC to convert such holder’s beneficial interest in respect of the Series F Preferred Stock evidenced by a global stock certificate of the Series F Preferred Stock.

In case any shares of Series F Preferred Stock are to be redeemed by us or converted pursuant to our Company Conversion Option, the right of a holder of Series F Preferred Stock to voluntarily convert those shares of Series F Preferred Stock will terminate if we have not received such holder’s conversion notice by 5:00 p.m., New York City time, on the trading day immediately preceding the date fixed for redemption or conversion pursuant to our Company Conversion Option.

If more than one share of Series F Preferred Stock is surrendered for conversion at the same time, the number of shares of full Common Stock issuable on conversion of those shares of Series F Preferred Stock will be computed on the basis of the total number of shares of Series F Preferred Stock so surrendered.

We will at all times reserve and keep available, free from preemptive rights out of our authorized but unissued shares of capital stock, for issuance upon the conversion of Series F Preferred Stock, a number of our authorized but unissued shares of Common Stock that will from time to time be sufficient to permit the conversion of all outstanding Series F Preferred Stock.

Before the delivery of any securities upon conversion of the Series F Preferred Stock, we will comply with all applicable federal and state laws and regulations. All Common Stock delivered upon conversion of the Series F Preferred Stock will upon delivery be duly authorized, validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

Payments of Dividends Upon Conversion

Optional Conversion

General. If a holder of Series F Preferred Stock exercises its conversion rights, upon delivery of the Series F Preferred Stock for conversion, those shares of Series F Preferred Stock will cease to cumulate dividends as of the end of the day immediately preceding the Conversion Date and such holder will not receive any cash payment representing accrued and unpaid dividends on the Series F Preferred Stock, except in those limited circumstances discussed below. Except as provided below, we will make no payment for accrued and unpaid dividends, whether or not in arrears, on Series F Preferred Stock converted at the holder’s election, or for dividends on the Common Stock issued upon such conversion.

Conversion On or Before Dividend Record Date. If we receive a conversion notice before the close of business on a dividend record date, the holder of Series F Preferred Stock will not be entitled to receive any portion of the dividend payable on such converted stock on the corresponding dividend payment date.

Conversion After Record Date and Prior to Dividend Payment Date. If we receive a conversion notice after the dividend record date but prior to the corresponding dividend payment date, the Series F preferred shareholder of record on the dividend record date will receive on that dividend payment date accrued dividends on those shares of Series F Preferred Stock, notwithstanding the conversion of those shares of Series F Preferred Stock prior to that dividend payment date, because such holder will have been the Series F preferred shareholder of record on the corresponding dividend record date. At the time that such holder surrenders Series F Preferred Stock for conversion, however, it must pay to us an amount equal to the dividend that has accrued and that will be paid on the related dividend payment date.

Conversion On or After Dividend Payment Date. If the Series F preferred shareholder is a Series F preferred shareholder on a dividend record date who converts such shares of Series F Preferred Stock into shares of Common Stock on or after the corresponding dividend payment date, such holder will be entitled to receive the dividend payable on such shares of Series F Preferred Stock on such dividend payment date, and such holder will not need to include payment of the amount of such dividend upon surrender for conversion of shares of the Series F Preferred Stock.

Company Conversion Option

General. If we convert a Series F preferred shareholder’s shares pursuant to our Company Conversion Option, whether prior to, on, or after the dividend record date for the current period, all unpaid dividends that are in arrears as of the Company Conversion Option Date will be payable to such holder.

Conversion Before Dividend Record Date. If we exercise our Company Conversion Option and the effective date of the conversion of the Series F Preferred Stock is a date that is prior to the close of business on any dividend record date, the Series F preferred shareholder will not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding dividend payment date.

Conversion On or After Dividend Record Date and Prior to Dividend Payment Date. If we exercise our Company Conversion Option and the effective date of the conversion of the Series F Preferred Stock is a date that is on or after the close of business on any dividend record date and prior to the close of business on the corresponding dividend payment date, all dividends, including accrued and unpaid dividends, whether or not in arrears, with respect to the Series F Preferred Stock called for a conversion on such date, will be payable on such dividend payment date to the Series F preferred shareholder if the Series F preferred shareholder is the record holder of such shares on such record date.

Conversion Rate Adjustments

We will adjust the Conversion Rate if any of the following events occur:

1. We issue shares of our Common Stock as a dividend or distribution to all or substantially all of our common shareholders (other than pursuant to our DRSPP or any future dividend reinvestment and share purchase plan we adopt which is not materially adverse to Series F preferred shareholders);

2. We subdivide, combine or reclassify our Common Stock;

3. We distribute to all or substantially all of our common shareholders certain rights or warrants to subscribe for or purchase, for a period expiring within 60 days, Common Stock, or securities convertible into or exchangeable or exercisable for our Common Stock, at less than the closing sale price of our Common Stock on the trading day immediately preceding the date of the announcement of such distribution, provided that the Conversion Rate will be readjusted to the extent that such rights or warrants are not exercised prior to the expiration;

4. We distribute to all or substantially all of our common shareholders shares of our capital stock or issue evidence of our indebtedness or assets, including securities, but excluding:

•	dividends or distributions referred to in 1 above;

•	rights or warrants referred to in 3 above; and

•	dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration described below.

5. We distribute to all or substantially all of our common shareholders capital stock of one of our subsidiaries, with such adjustment, if any, based on the market value of the subsidiary capital stock so distributed relative to the market value of our Common Stock, in each case over a measurement period following the distribution;

6. We make payments in respect of a tender offer or exchange offer for our Common Stock by us or any of our subsidiaries to the extent that the cash and fair market value of any other consideration included in the payment per stock exceeds the closing price of our Common Stock on the trading day following the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer.

To the extent we have a rights plan in effect upon conversion of the Series F Preferred Stock into Common Stock, holders of Series F Preferred Stock will receive, in addition to the Common Stock, the rights under the rights plan unless the rights have separated from the Common Stock prior to the time of conversion, in which case the Conversion Rate will be adjusted at the time of separation as if we made a distribution referred to in 4 above (without regard to any of the exceptions there).

In the case of the following events (each, a “Business Combination”);

•	any recapitalization, reclassification or change of our Common Stock (other than changes resulting from a subdivision or combination);

•	a consolidation, merger or combination involving us;

•	a sale, conveyance or lease to another corporation of all or substantially all of our property and assets (other than to one or more of our subsidiaries); or

•	a statutory share exchange;

in each case, as a result of which our common shareholders are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our Common Stock, a Series F preferred shareholder will be entitled thereafter to convert such Series F Preferred Stock into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) which such Series F preferred shareholder would have owned or been entitled to receive upon such Business Combination. In the event that our common shareholders have the opportunity to elect the form of consideration to be received in such Business Combination, we will make adequate provision whereby Series F preferred shareholders shall have a reasonable opportunity to determine the form of consideration into which all of the Series F Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such Business Combination. Such determination shall be based on the weighted average of elections made by the holders of the Series F Preferred Stock who participate in such determination, shall be subject to any limitations to which all of our common shareholders are subject, such as pro rata reductions applicable to any portion of the consideration payable in such Business Combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by our common shareholders, and (2) two trading days prior to the anticipated effective date of the Business Combination.

We will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by holders of the Series F Preferred Stock (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to the Agent. If the effective date of a Business Combination is delayed beyond the initially anticipated effective date, Series F preferred shareholders will be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. We may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Series F Preferred Stock to convert its shares into our Common Stock prior to the effective date.

To the extent permitted by law, we may, from time to time, increase the Conversion Rate for a period of at least 20 days if our Board of Directors determines that such an increase would be in our best interests. Any such determination by our Board of Directors will be conclusive. In addition, we may increase the Conversion Rate if our Board of Directors deems it advisable to avoid or diminish any income tax to common shareholders resulting from any distribution of Common Stock or similar event. We will give the Series F preferred shareholders at least 15 trading days’ notice of any increase in the Conversion Rate.

We will not adjust the Conversion Rate pursuant to these provisions to the extent that the adjustments would reduce the conversion price below $0.01. Nor will we be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least one percent in the Conversion Rate. However, any adjustments that are not required to be made because they would have required an increase or decrease of less than one percent will be carried forward and taken into account in any subsequent adjustment of the Conversion Rate. Except as described above in this section, we will not adjust the Conversion Rate for any issuance of our Common Stock or any securities convertible into or exchangeable or exercisable for our Common Stock or rights to purchase our Common Stock or such convertible, exchangeable or exercisable securities.

A Series F preferred shareholder may, in some circumstances, including the distribution of cash dividends to shareholders, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the Conversion Rate. See “Additional Federal Income Tax Considerations” below.

Voting Rights

Each holder of Series F Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series F Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any other provision of the articles supplementary, to notice of any shareholders’ meeting in accordance with the bylaws of the Company, and shall be entitled to vote, together with the holders of Common Stock, with respect to any matter upon which holders of Common Stock are entitled to vote.

If and whenever dividends on any shares of Series F Preferred Stock or any series or class of parity stock shall be in arrears for six or more quarterly periods (whether or not consecutive), the number of directors then constituting our Board of Directors shall be increased by two and the holders of such Series F Preferred Stock (voting together as a single class with all other parity stock of any other class or series which is entitled to similar voting rights) will be entitled to vote for the election of the two additional directors at any annual meeting of shareholders or at a special meeting of the holders of the Series F Preferred Stock and of any other voting preferred stock called for that purpose. We must call such special meeting upon the request of the holders of record of 20% or more of the Series F Preferred Stock. Whenever dividends in arrears on outstanding Series F Preferred Stock and any other voting preferred stock shall have been paid in full or declared by us and set aside for payment in full, then the right of the holders of the Series F Preferred Stock to elect such additional two directors shall cease and the terms of office of such directors shall terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of the outstanding shares of Series F Preferred Stock, voting separately as a class, in addition to any other vote required by our charter or Maryland law, will be required to: (i) authorize the creation of, the increase in the authorized amount of, or the issuance of any shares of any class of stock ranking senior to the Series F Preferred Stock or any security convertible into shares of any class of such senior stock or (ii) amend, alter or repeal any provision of, or add any provision to, our charter, including the articles supplementary establishing the Series F Preferred Stock, if such action would materially adversely affect the powers, rights or preferences of the holders of the

Series F Preferred Stock. An amendment of our charter to authorize, create, or increase the authorized amount of junior stock or any shares of any class of parity stock, including additional Series F Preferred Stock, shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series F Preferred Stock. No such vote of the holders of Series F Preferred Stock as described above shall be required if provision is made to redeem all Series F Preferred Stock at or prior to the time such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible securities is to be made, as the case may be.

With respect to the exercise of the above described voting rights, each share of Series F Preferred Stock shall have one vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Series F Preferred Stock as a single class, then the Series F Preferred Stock and such other class or series shall have one vote per $25.00 of liquidation preference.

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of our Series F Preferred Stock are outstanding, we will (i) transmit by mail to all holders of the Series F Preferred Stock, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those sections (other than any exhibits that would have been required) and (ii) promptly upon written request, make available copies of such reports to any prospective holder of Series F Preferred Stock. We will mail the reports to the holders of Series F Preferred Stock within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Transfer and Dividend Paying Agent

American Stock Transfer & Trust Company will act as the transfer and dividend payment agent and registrar in respect of the Series F Preferred Stock.

Restrictions on Ownership

To maintain our qualification as a REIT under the Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Also, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To ensure that we will comply with those share ownership rules, our charter contains provisions that restrict the ownership and transfer of our shares of capital stock. With certain limited exceptions, our charter prohibits direct or indirect ownership by any person of more than 9.8% of the outstanding shares of our capital stock. In addition, the Articles Supplementary creating the Series F Preferred Stock provide that, subject to certain limited exceptions, no person owning shares of Series F Preferred Stock shall directly or indirectly own more than 9.8% of the value of the outstanding shares of our capital stock. See “Description of Equity Securities—Restrictions on Ownership and Transfer” in the accompanying base prospectus for additional discussion.

ADDITIONAL FEDERAL INCOME TAX CONSIDERATIONS

The discussion set forth below supplements the discussion under the caption “Federal Income Tax Considerations” in the accompanying base prospectus.

In the third quarter of our 2007 taxable year, market conditions forced us to dispose of a significant portion of our portfolio of mortgage-backed securities, which, until the time we disposed of them, were a source of significant amounts of gross income that qualified for purposes of both the REIT annual 75% gross income test and the REIT annual 95% gross income test. See “Federal Income Tax Considerations—REIT Qualification Requirements—Gross Income Requirements” in the accompanying base prospectus for a description of the annual 75% and 95% gross income tests. At the same time, we were compelled to dispose of or otherwise terminate associated interest rate swap agreements and thereby recognize a gain that is not eligible for exclusion from gross income under the special REIT hedging rule for purposes of the 95% gross income test.

The treatment of gains from the disposition or termination of such interest rate swap agreements for purposes of the 95% gross income test is not clear, and if such gross income is not qualifying for the 95% gross income test, then we may have failed that test for our 2007 taxable year. We believe, however, that even if we are considered to have failed the 95% gross income test for our 2007 taxable year, our failure of the 95% gross income test would be considered to be due to reasonable cause and not willful neglect. As such, the applicable tax law provides that we would not be disqualified as a REIT for failure of the 95% gross income test, provided that we complied with certain reporting requirements and paid a tax based, in part, on the amount by which we failed the test. See “Federal Income Tax Considerations—Taxation of Thornburg Mortgage, Inc.” in the accompanying base prospectus. To the extent we are considered to have failed the 95% gross income test, we expect that any tax due would be less than $300,000 because the amount by which we would be considered to have failed the 95% gross income test would be less than one percent.

In connection with the offering of the shares, McKee Nelson LLP, our special tax counsel, is rendering an opinion concluding that we have qualified to be taxed as a REIT beginning with our taxable year ended December 31, 1993, through our taxable year ended December 31, 2007, and our organization and current and proposed method of operation will enable us to continue to meet the requirement for qualification and taxation as a REIT for subsequent years.

Although, as described above and under the section entitled “Risk Factors” beginning on page S-13 of this prospectus supplement, we may have failed the annual 95% gross income test for our 2007 taxable year, we believe that any such failure would be considered due to reasonable cause and not willful neglect. Moreover, McKee Nelson LLP, our special tax counsel, in providing the opinion mentioned in the immediately preceding paragraph, has concluded that if we are considered to have failed the 95% gross income test for our 2007 taxable year, that such failure will be considered to be due to reasonable cause and not willful neglect such that the failure will not result in our disqualification as a REIT for our 2007 taxable year.

Opinions of counsel are not, however, binding on the Internal Revenue Service or the courts. If, notwithstanding the opinion of McKee Nelson LLP, the Internal Revenue Service were to assert that we failed the 95% gross income test for our 2007 taxable year and that such failure was not due to reasonable cause, and the courts were to sustain that position, our status as a REIT would terminate as of December 31, 2006. We would not be eligible to again elect REIT qualification until our 2012 taxable year. See “Federal Income Tax Considerations—Failure To Qualify” in the accompanying base prospectus, which describes the consequences of our failure to qualify as a REIT.

We urge prospective investors to consult their own tax advisors regarding the specific tax consequences to them of the acquisition, ownership and disposition of our securities and of our election to be taxed as a REIT. Specifically, prospective investors should consult their own tax advisors regarding the U.S. federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.

Dividends

As long as we qualify to be taxed as a REIT, distributions made to our shareholders out of current or accumulated earnings and profits will be treated as dividends under the Code and thus taxed to them as ordinary income, except that distributions of net capital gains designated by us as capital gain dividends will be taxed to them as long-term capital gain. To the extent that distributions exceed current and accumulated earnings and profits, they will constitute a return of capital, rather than dividend or capital gain income, and will reduce the basis for the shareholder’s stock with respect to which the distributions are paid or, to the extent that they exceed such basis, will be taxed in the same manner as gain from the sale of that stock. For purposes of determining whether distributions are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock and then to our Common Stock. Therefore, depending on our earnings and profits, distributions with respect to the Series F Preferred Stock (as compared to distributions with respect to our Common Stock) are more likely to be treated as dividends than as return of capital or a distribution in excess of basis.

Dividends paid by regular C corporations to shareholders other than corporations are generally taxed at the rate applicable to long-term capital gains, which is a maximum of 15% (through 2010), subject to certain limitations. Because we are a REIT, however, our dividends, including dividends paid on our Series F Preferred Stock, other than those designated as capital gains dividends, generally will continue to be taxed at regular ordinary income tax rates, except to the extent that we elect to designate a portion of such dividends as “qualified dividend income.” The portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that such shareholder has held the Series F Preferred Stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which the Series F Preferred Stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a) the qualified dividend income received by us during such taxable year from non-REIT C corporations that are subject to U.S. federal income tax; and

(b) the excess of (i) the sum of any “undistributed” REIT taxable income recognized during the immediately preceding year and any income recognized during such year attributable to the sale of a built-in gain asset that was acquired in a carryover basis transaction from a non-REIT C corporation over (ii) the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income and such built-in gain.

An investor should be aware that the purchase price of Series F Preferred Stock purchased in this offering may reflect the value of any accrued dividends on the Series F Preferred Stock. Investors purchasing Series F Preferred Stock during a dividend period will receive a subsequent dividend distribution which will be taxable to them even though it represents in part a return of invested capital.

Capital Gain Dividends

If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to the holders of our capital stock, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to the holders of the Series F Preferred Stock will be the amount so designated multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to the holders of the Series F Preferred Stock for the year and the denominator of which will be the total dividends paid to the holders of shares of all classes of our stock for the year. The remainder will be allocated to the holders of our Series E Preferred Stock, our Series D Preferred Stock, our Series C Preferred Stock and our Common Stock.

Redemption of Series F Preferred Stock

We may redeem the Series F Preferred Stock at our option, in whole or from time to time in part, beginning on September 7, 2012, for cash at $25.00 per share plus any accumulated, accrued and unpaid dividends to and including the date of redemption. We may redeem the Series F Preferred Stock at any time to enforce the limitations on ownership necessary to preserve our tax qualification as a REIT as described in this prospectus supplement and the accompanying base prospectus. In addition, if at any time both (i) the Series F Preferred Stock is not listed on the NYSE or the AMEX or quoted on the NASDAQ, and (ii) we are not subject to the reporting requirements of the Exchange Act, we will have the option to redeem the Series F Preferred Stock, in whole but not in part, within 90 days after the date upon which the Series F Preferred Stock ceases to be listed and we cease to be subject to such reporting requirements, for cash at the liquidation preference of $25.00 per share, plus accumulated and unpaid dividends (whether or not declared), if any, to and including the date of redemption.

A redemption of Series F Preferred Stock will be treated under Section 302 of the Code as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits) at ordinary income rates, unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the holder (which will not be the case if only Series F Preferred Stock is redeemed, since the shares of Series F Preferred Stock generally do not have voting rights), (ii) results in a “complete termination” of the holder’s equity interest in our Company, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, shares of our Common Stock and preferred stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our Common Stock and preferred stock actually owned by the holder, must generally be taken into account. If a basis for the shareholder’s stock with respect to which the distributions are paid or, to the extent that they exceed such basis, will be taxed in the same manner as gain from the sale of that stock. For purposes of determining whether distributions are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock and then to our Common Stock. Therefore, depending on our earnings and profits, distributions with respect to the Series F Preferred Stock (as compared to distributions with respect to our Common Stock) are more likely to be treated as dividends than as return of capital or a distribution in excess of basis.

Dividends paid by regular C corporations to shareholders other than corporations are generally taxed at the rate applicable to long-term capital gains, which is a maximum of 15% (through 2010), subject to certain limitations. Because we are a REIT, however, our dividends, including dividends paid on our Series F Preferred Stock, other than those designated as capital gains dividends, generally will continue to be taxed at regular ordinary income tax rates, except to the extent that we elect to designate a portion of such dividends as “qualified dividend income.” The portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that such shareholder has held the Series F Preferred Stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which the Series F Preferred Stock became ex-dividend holder of Series F Preferred Stock owns (actually and constructively) no shares of our outstanding Common Stock or an insubstantial percentage thereof, a redemption of shares of Series F Preferred Stock of that holder is likely to qualify for sale or exchange treatment because the redemption would be “not essentially equivalent to a dividend.” However, because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of Series F Preferred Stock depends upon the facts and circumstances at the time the determination must be made, prospective holders of Series F Preferred Stock are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of Series F Preferred Stock is not treated as a distribution taxable as a dividend to a particular holder, it will be treated as a taxable sale or exchange by that holder. As a result, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits) and (ii) the holder’s adjusted tax basis in the shares of Series F Preferred

Stock. Such gain or loss will be capital gain or loss if the shares of Series F Preferred Stock were held as a capital asset, and will be long-term gain or loss if such shares were held for more than one year.

If a redemption of Series F Preferred Stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the holder. The holder’s adjusted tax basis in the redeemed shares of Series F Preferred Stock will be transferred to the holder’s remaining shares of our stock. If the holder owns no other shares of our stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely. Previously proposed Treasury Regulations would have, if adopted, altered the method for recovering the holder’s adjusted tax basis in any shares redeemed in a dividend-equivalent redemption. In April 2006, the Service and the U. S. Treasury Department withdrew the proposed regulations, but announced that they were continuing to study the proper treatment of basis in redemption transactions treated as dividend distributions. It is possible that they will propose other rules changing the treatment of redemptions in the future.

Mandatory or Optional Conversion into Common Stock

Except as provided in the next sentence, a holder will not recognize gain or loss upon the conversion of some or all of the holder’s Series F Preferred Stock into shares of our Common Stock. Any cash received in lieu of fractional shares, however, generally will be treated as a payment in exchange for such fractional share and the holder will recognize gain or loss equal to the difference between the amount of cash received and the portion of the holder’s adjusted basis allocable to the fractional share. The holder’s tax basis in the common shares received upon conversion will equal the holder’s tax basis in the Series F Preferred Stock tendered for conversion, less the tax basis allocated to any fractional share for which cash is received. The holder’s holding period in the common shares received upon conversion of Series F Preferred Stock will include the holding period of the Series F Preferred Stock so converted.

As described under “Description of Series F Preferred Stock—Payment of Dividends on Conversion—Optional Conversion,” if we receive a conversion notice from a holder after a dividend record date but prior to the corresponding dividend payment date, the holder will be required to pay to us an amount equal to the dividend that has accrued and that will be paid on such dividend payment date. A prospective investor should consult its own tax advisor concerning the tax consequences of such a payment and of receipt of the related dividend.

Partnerships

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of our Series F Preferred Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If any prospective investor is a partner of a partnership holding shares of our Series F Preferred Stock, such prospective investor should consult its own tax advisor regarding the tax consequences of the ownership and disposition of our Series F Preferred Stock.

Possible Legislative or Other Actions Affecting Tax Considerations

Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Service and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our securities.

UNDERWRITING

We are offering the shares of Series F Preferred Stock described in this prospectus supplement through the underwriters named below. UBS Securities LLC and Friedman, Billings, Ramsey & Co., Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of Series F Preferred Stock listed next to its name in the following table.

Underwriter	Number of Shares
Friedman, Billings, Ramsey & Co., Inc.	3,000,000
UBS Securities LLC	3,000,000
Bear, Stearns & Co. Inc.	1,600,000
Stifel, Nicolaus & Company, Incorporated	400,000
Total	8,000,000

The underwriters are committed to purchase all the shares of Series F Preferred Stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect thereof.

Overallotment Option

The underwriters have an option to buy up to 1,200,000 additional shares of Series F Preferred Stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 10 days from the date of this prospectus supplement to exercise this overallotment option. If any shares are purchased with this overallotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of Series F Preferred Stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Commissions and Discounts

The underwriters propose to offer the shares of Series F Preferred Stock directly to the public at the offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.585 per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

		Total
	Per Share	Without Option	With Option
Public offering price	$19.50	$156,000,000	$179,400,000
Underwriting discount	$0.975	$7,800,000	$8,970,000
Proceeds, before expenses, to us	$18.525	$148,200,000	$170,430,000

We estimate that the total expenses of this offering, including listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $442,000.

Electronic Distribution

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters participating in the offering. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations. Other than this prospectus supplement and the accompanying base prospectus in electronic format, the information on the abovementioned websites is not part of this prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, has not been approved and/or endorsed by us and should not be relied upon by investors.

No Sales of Similar Securities

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our Series F Preferred Stock or securities convertible into or exchangeable or exercisable for any shares of our Series F Preferred Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of UBS Securities LLC and Friedman, Billings, Ramsey & Co., Inc. for a period of 60 days after the date of this prospectus supplement (“Lock-Up Period”). This restriction shall not apply to (i) the shares to be sold in this offering; (ii) the shares to be sold in our concurrent offering of our Common Stock; (iii) the issuance and sale of shares of our Common Stock pursuant to our DRSPP; or (iv) the issuance of shares of our Common Stock in exchange for our 8.00% Senior Notes due 2013.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of UBS Securities LLC and Friedman, Billings, Ramsey & Co., Inc., (1) offer, pledge, announce the intention to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, with respect to, any shares of our Series F Preferred Stock (including, without limitation, Series F Preferred Stock which may be deemed to be beneficially owned by such persons in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or any other of our securities that are substantially similar to Series F Preferred Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Series F Preferred Stock or any of our other securities that are substantially similar to Series F Preferred Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase the foregoing, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Series F Preferred Stock or such other securities, in cash or otherwise, or (3) publicly announce an intention to effect any transaction specified in clause (1) or (2). The foregoing restrictions will not apply to (i) transfers of shares of our Series F Preferred Stock or options to purchase our Series F Preferred Stock made as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing with the underwriters to be bound by these restrictions, (ii) dispositions to any trust or transfers of shares of our Series F Preferred Stock or options to purchase our Series F Preferred Stock made to any trust for the direct or indirect benefit of the party subject to the lock-up agreement or the immediate family of the party subject to the lock-up agreement, provided that the trustee of the trust agrees in writing with the underwriters to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or (iii) transfers of shares of our Series F Preferred Stock to us in satisfaction of any tax withholding obligation of the party subject to the lockup agreement or in payment of the exercise price for any stock option exercised by such party; provided, however, that in the case of any transfer clause (i), (ii), or (iii) of the prior sentence, neither the party subject to the lock-up agreement nor the recipient shall be required to, or voluntarily, file a report under Section 16 of the Exchange Act reporting a reduction in beneficial ownership of our Series F Preferred Stock during the lock-up period.

Listing

Our Series F Preferred Stock is listed on the NYSE under the symbol “TMA PRF.”

Price Stabilization and Short Position

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Series F Preferred Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Series F Preferred Stock while this offering is in progress. These stabilizing transactions may include making short sales of the Series F Preferred Stock, which involves the sale by the underwriters of a greater number of shares of Series F Preferred Stock than they are required to purchase in this offering, and purchasing shares of Series F Preferred Stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ overallotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their overallotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the overallotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series F Preferred Stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Series F Preferred Stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Series F Preferred Stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the Series F Preferred Stock or preventing or retarding a decline in the market price of the Series F Preferred Stock, and, as a result, the price of the Series F Preferred Stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Selling Restrictions

Each underwriter has represented that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the “FSMA”) received by it in connection with the issuance or sale of any Series F Preferred Stock in circumstances in which Section 21(1) of the FSMA does not apply to us and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

In relation to each member state of the European Economic Area which has implemented the EU Prospectus Directive as defined below (each, a “Relevant Member State”), the underwriters have represented and agreed that with effect from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) they have not made and will not make an offer of Series F Preferred Stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that they may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•

to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running managers for any such offer; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the EU Prospectus Directive in that Relevant Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Other Relationships

Certain of the underwriters and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates. Affiliates of UBS Securities LLC and Bear, Stearns & Co. Inc. are significant lenders under reverse repurchase agreements with us, and affiliates of Bear, Stearns & Co. Inc. have entered into interest rate swap agreements with us and provide third-party pricing services for which they receive customary fees.

LEGAL MATTERS

The legality of the shares of our Series F Preferred Stock will be passed upon for us by Heller Ehrman LLP, Los Angeles, California. The opinion of counsel described under the heading “Additional Federal Income Tax Considerations” is being rendered by McKee Nelson LLP, Washington, D.C. Certain legal matters relating to this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York.

EXPERTS

The consolidated financial statements and financial statement schedule of the Company as of December 31, 2006 and for the year then ended, and management’s assessment of the effectiveness of internal control as of December 31, 2006, have been incorporated herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements incorporated in the accompanying base prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$1,500,000,000

Thornburg Mortgage, Inc.

Common Stock, Preferred Stock, Warrants and Debt Securities

By this prospectus, we may offer, from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock or preferred stock;

•	debt securities; or

•	any combination of the foregoing.

We will provide the specific terms of each issuance of these securities in supplements to this prospectus at the time of the offering of the securities, including but not limited to the proposed amount of securities, the initial public offering price of the securities and the names of the underwriters or agents, if any. You should read this prospectus and any supplement carefully before you decide to invest.

This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.

The New York Stock Exchange lists our common stock under the symbol “TMA” and our 8% Series C Cumulative Redeemable Preferred Stock under the symbol “TMA PRC.”

Our capital stock is subject to transfer restrictions designed to preserve our status as a real estate investment trust. See “Description of Equity Securities—Restrictions on Ownership and Transfer.”

Consider carefully the Risk Factors beginning on page 9 of this prospectus.

We may sell these securities to or through underwriters, dealers or agents, or directly to investors on our own behalf.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2005

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may offer and sell any combination of common stock, preferred stock, warrants to purchase common stock or preferred stock, and debt securities in one or more offerings for total proceeds of up to $1.5 billion. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information with respect to the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus, including the documents incorporated by reference herein, and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” Unless the context otherwise requires, all references to “we,” “us” or the “Company” in this prospectus and any accompanying prospectus supplement refer to Thornburg Mortgage, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on our current expectations, estimates and projections. Pursuant to those sections, we may obtain a “safe harbor” for forward-looking statements by identifying those statements and by accompanying those statements with cautionary statements, which identify factors that could cause actual results to differ from those expressed in the forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. The words “believe,” “anticipate,” “intend,” “aim,” “expect,” “will,” and similar words identify forward-looking statements. Such statements are not guarantees of future performance, events or results and involve potential risks and uncertainties. Accordingly, our actual results may differ from our current expectations, estimates and projections.

Important factors that may impact our actual results or may cause our actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf include, but are not limited to, changes in interest rates, changes in yields available for purchase on adjustable and variable rate mortgage assets, changes in the yield curve, changes in prepayment rates, changes in the supply of mortgage-backed securities and loans, our ability to obtain financing and the terms of any financing that we do obtain. For a discussion of factors which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” on page 9 of this prospectus. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ABOUT THORNBURG MORTGAGE, INC.

General

We are a single-family residential mortgage lender that originates, acquires and retains investments in adjustable and variable rate mortgage (“ARM”) assets, thereby providing capital to the single-family residential housing market. Our ARM assets consist of ARM securities and ARM loans and are comprised of traditional ARM securities and loans, which have interest rates that reprice in a year or less (“Traditional ARM assets”) and hybrid ARM securities and loans, which have a fixed interest rate for an initial period of three to ten years before converting to Traditional ARM assets for their remaining terms to maturity (“Hybrid ARM assets”). ARM securities represent interests in pools of ARM loans, which are publicly rated and issued by third parties and may include guarantees or other third-party credit enhancements against losses from loan defaults. ARM loans are either loans that we have securitized from our own origination or loan acquisition activities, loans that we use as collateral to support the issuance of floating-rate or fixed-rate collateralized debt obligations (“CDOs”) or loans pending securitization. Like traditional banking organizations, our income is generated primarily from the net spread or difference between the interest income we earn on our ARM assets and the cost of our borrowings. Our strategy is to maximize the long-term, sustainable difference between the yield on our ARM assets and the cost of financing these assets, and to maintain that difference through interest rate and credit cycles.

While we are not a bank or savings and loan institution, our business purpose, strategy, method of operation and risk profile are best understood in comparison to such institutions. We finance the purchases and originations of our ARM assets with preferred and common equity capital, unsecured debt, CDOs and short-term borrowings such as reverse repurchase agreements, asset-backed commercial paper (“Asset-backed CP”), whole loan financing facilities and other collateralized financings that we may establish in the future. When we borrow short-term or floating-rate funds to finance our Hybrid ARM assets, we also enter into interest rate hedging transactions, which are intended to fix, or cap, our borrowing costs during the fixed-rate period of the Hybrid ARM asset. We believe our exposure to changes in interest rates is minimal since the assets we hold are primarily ARM assets and we generally match the effective duration, which is a calculation expressed in months or years that is a measure of the expected price change of financial instruments based on changes in interest rates (“Effective Duration”), of those assets with funding of comparable Effective Duration. We have a policy to operate with an Adjusted Equity-to-Assets ratio of at least 8% and we typically operate with a 9% to 10% Adjusted Equity-to-Assets Ratio. This is a non-GAAP measurement that we use to limit the amount of assets we carry relative to the amount of equity on our balance sheet. For a description and calculation of this ratio and a reconciliation to a comparable GAAP capital utilization measurement, please see our most recently filed periodic report under the section entitled “Capital Utilization and Leverage.” Moreover, we focus on acquiring high quality assets to minimize potential credit losses and to ensure our access to financing. Similarly, we maintain strict credit underwriting standards and, as of the date of this prospectus, have experienced cumulative credit losses of only $174,000 on our loan portfolio, since we began acquiring loans in 1997. We believe our operating structure has resulted in operating costs well below those of other mortgage originators. We believe that our corporate structure differs from most lending institutions in that we are organized for tax purposes as a real estate investment trust (“REIT”) and, therefore, pay substantially all of our earnings in the form of dividends to shareholders.

Our consolidated financial statements include the accounts of Thornburg Mortgage, Inc. (“TMA”), Thornburg Mortgage Depositor, LLC (“TMD”), Thornburg Mortgage Capital Resources, LLC (“TMCR”), Thornburg Mortgage Home Loans, Inc. (“TMHL”) and TMHL’s two wholly-owned special purpose finance subsidiaries, Thornburg Mortgage Funding Corporation II (“TMFC II”) and Thornburg Mortgage Acceptance Corporation II (“TMAC II”). TMD, which is TMA’s wholly-owned special purpose finance subsidiary, and TMCR, which is TMD’s wholly-owned special purpose finance subsidiary, are qualified REIT subsidiaries and are consolidated with TMA for financial statement and tax reporting purposes. TMHL, which is TMA’s wholly-owned subsidiary, conducts our mortgage loan acquisition, origination, processing, underwriting, securitization and servicing activities. TMFC II and TMAC II facilitate the financing of loans by TMHL. As of the close of business on May 31, 2004, TMHL and its subsidiaries made the election to be taxable REIT subsidiaries and are consolidated with TMA for financial statement purposes but have not been consolidated with TMA for tax reporting purposes from that date forward.

We are an externally advised REIT and are managed under a management agreement (the “Management Agreement”) with Thornburg Mortgage Advisory Corporation (the “Manager”) which manages our operations, subject to the supervision of our Board of Directors. We pay the Manager an annual base management fee generally based on average shareholders’ equity (as defined in the Management Agreement). The Manager is also entitled to earn performance-based incentive compensation pursuant to a formula described in the Management Agreement. The Management Agreement expires in July 2014.

Our principal executive offices are located at 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501 and our telephone number is (505) 989-1900.

Our internet website address is www.thornburgmortgage.com. The information on our website is not considered part of this prospectus. We make available free of charge through our website, under the “Investors— SEC Filings” section, our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and any amendments to those reports that we file or furnish pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

You may also find our Code of Business Conduct and Ethics, Corporate Governance Guidelines and the charters of the Audit Committee, Nominating/ Corporate Governance Committee and Compensation Committee of our Board of Directors at our website under the “Investors—Corporate Governance” section. These documents are also available in print to any shareholder who requests them by contacting us at the address or telephone number listed above.

Common and Preferred Stock Listing

Our common stock, par value $0.01 per share (“Common Stock”) is traded on the New York Stock Exchange (the “NYSE”) under the symbol “TMA.”

Our 8% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”) is traded on the NYSE under the symbol “TMA PRC.”

Operating Policies and Strategies

Portfolio Strategies

Our business strategy is to acquire and originate ARM assets to hold in our portfolio, fund them using equity capital and borrowed funds, and generate earnings from the difference, or spread, between the yield on our assets and our cost of borrowings.

We acquire ARM assets from investment banking firms, broker-dealers and similar financial institutions that regularly make markets in these assets. We also acquire ARM assets from other mortgage providers, including mortgage bankers, banks, savings and loan institutions, home builders and other firms involved in originating, packaging and selling mortgage loans. We believe we have a competitive advantage in acquiring and investing in these ARM assets due to the low cost of our operations relative to traditional mortgage investors and originators.

We originate ARM loans for our portfolio through our correspondent lending program and we originate ARM loans directly to consumers. As of the date of this prospectus, we are authorized to lend in all 50 states and the District of Columbia. We believe that diversifying our sources for ARM loans and ARM securities will enable us to consistently find attractive opportunities to acquire or create high quality assets at attractive yields and spreads for our portfolio.

We have a focused portfolio lending investment policy designed to minimize credit risk and interest rate risk. Our mortgage assets portfolio may consist of ARM securities guaranteed by the Government National Mortgage Association or Ginnie Mae, which is an agency of the federal government, the Federal National Mortgage Association or Fannie Mae, which is a government-sponsored corporation or the Federal Home Loan Mortgage Corporation or Freddie Mac, which is a federally chartered corporation (collectively, “Agency Securities”), or privately issued (generally publicly registered) ARM pass-through securities, multi-class pass-through securities, collateralized mortgage obligations (“CMOs”), “A quality” ARM loans that we intend to securitize, securities issued by others that are backed by “A quality” loans where we have purchased all of the resulting classes, fixed-rate mortgage-backed securities (“MBS”) with an expected Effective Duration of one year or less or other short-term investments that either mature within one year or have an interest rate that reprices within one year.

Our investment policy requires that we invest at least 70% of our total assets in High Quality ARM assets and short-term investments. High Quality means:

(1) Agency Securities; or

(2) ARM securities and securitized ARM loans which are rated within one of the two highest rating categories by at least one of either Standard & Poor’s Corporation or Moody’s Investors Service, Inc. (the “Rating Agencies”); or

(3) securities and securitized loans that are unrated or whose ratings have not been updated but are determined to be of comparable quality (by the rating standards of at least one of the Rating Agencies) to a High Quality-rated mortgage security, as determined by the Manager and approved by our Board of Directors; or

(4) the portion of ARM loans that have been deposited into a trust and have received a credit rating of AA or better from at least one Rating Agency.

The remainder of our ARM portfolio, comprising not more than 30% of total assets, may consist of Other Investment assets, which may include:

(1) adjustable or variable rate pass-through certificates, multi-class pass-through certificates or CMOs backed by loans that are rated at least Investment Grade at the time of purchase (“Investment Grade” generally means a security rating of BBB, Baa or better by at least one of the Rating Agencies); or

(2) ARM loans collateralized by first liens on single-family residential properties, generally underwritten to “A quality” standards, and acquired for the purpose of future securitization; or

(3) fixed-rate mortgage loans collateralized by first liens on single-family residential properties originated for sale to third parties; or

(4) real estate properties acquired as a result of foreclosing on our ARM loans; or

(5) as authorized by our Board of Directors, ARM securities rated less than Investment Grade that are created as a result of our loan acquisition and securitization efforts or are acquired as part of a loan securitization effected by third parties in which we purchase all of the classes of the loan securitization, and that equal an amount no greater than 17.5% of shareholders’ equity, measured on a historical cost basis.

Our ARM assets include investments in Hybrid ARM assets. We limit our ownership of Hybrid ARM assets with fixed-rate periods of greater than five years to no more than 30% of our total assets. We use Hybrid ARM hedging instruments to fix, or cap, the interest rates on the short-term borrowings and floating-rate CDOs financing our Hybrid ARM assets (collectively, “Hybrid ARM Hedging Instruments”). We have a policy that requires us to maintain a Hybrid ARM portfolio net effective duration of less than one year. Net effective duration is the Effective Duration of ARM assets minus the Effective Duration of borrowings and hedging instruments (“Net Effective Duration”). Hedging instruments are interest rate cap agreements, interest rate swap agreements and Eurodollar futures contracts (collectively, “Hedging Instruments”), which are derivative financial instruments that we use to manage our interest rate exposure when financing the purchase of ARM assets. We use a financial model that simulates interest rate changes and calculates the impact of those changes on the fair value of our Hybrid ARM portfolio. By maintaining a Net Effective Duration of less than one year, we believe that we can maintain relatively stable earnings and dividends given changing interest rates.

To mitigate the adverse effect of an increase in prepayments on our ARM assets, we emphasize the purchase of ARM assets at prices close to or below par. We amortize any premiums paid for our assets over their expected lives using the effective yield method of accounting. To the extent that the prepayment rate on our ARM assets differs from expectations, our net interest income will be affected. Prepayments generally increase when current mortgage interest rates fall below the interest rates on existing ARM loans. To the extent there is an increase in prepayment rates, resulting in a shortening of the expected lives of our ARM assets, our net income and, therefore, the amount available for dividends could be adversely affected.

We believe that our status as a mortgage REIT makes an investment in our equity securities attractive for tax-exempt investors, such as pension plans, profit sharing plans, 401(k) plans, Keogh plans and Individual Retirement Accounts. We do not invest in real estate mortgage investment conduit residuals or other CMO residuals that would result in the creation of excess inclusion income or unrelated business taxable income.

Acquisition, Securitization and Retention of Traditional ARM and Hybrid ARM Loans

We acquire and originate “A quality” mortgage loans through our wholly-owned mortgage loan origination subsidiary, TMHL, from three sources: (i) correspondent lending, (ii) direct retail loan originations, and (iii) bulk acquisitions. Correspondent lending involves acquiring individual loans from lending partners which we have approved and which originate the individual loans using our product pricing, underwriting criteria and guidelines, or other approved criteria and guidelines. Direct retail loan originations are loans that we originate through financial intermediaries or directly to consumers via the internet or by telephone. Bulk acquisitions involve acquiring pools of whole loans, which are originated using the seller’s guidelines and underwriting criteria. The loans we acquire or originate are financed through warehouse borrowing arrangements pending securitization for our portfolio.

The loans acquired or originated by TMHL are first lien, single-family residential Traditional ARM and Hybrid ARM loans with original terms to maturity of not more than forty years and are either fully amortizing or are interest-only for up to ten years, and fully amortizing thereafter.

All ARM loans that we acquire or originate for our portfolio bear an interest rate tied to an interest rate index. Most loans have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date. The interest rate on each Traditional ARM loan resets monthly, semi-annually or annually. The Traditional ARM loans generally adjust to a margin over a U.S. Treasury index or a LIBOR index. The Hybrid ARM loans have a fixed rate for an initial period, generally 3 to 10 years, and then convert to Traditional ARM loans for their remaining term to maturity.

We acquire and originate ARM loans for our portfolio with the intention of securitizing them into pools of High Quality ARM securities and retaining them in our portfolio as securitized ARM loans. Alternatively, we may also use our loans as collateral for CDOs. In order to facilitate the securitization or financing of our loans, we generally create subordinate certificates, which provide a specified amount of credit enhancement and which we retain in our portfolio. We issue securities through securities underwriters and either retain these securities and finance them in the repurchase agreement market or the Asset-backed CP market, or finance them through the issuance of CDOs in the capital markets. Our investment policy limits the amount we may retain of below Investment Grade subordinate certificates created as a result of our loan acquisition and securitization efforts, and subordinate classes that we purchase in connection with a whole pool securitization effected by third parties, to 17.5% of shareholders’ equity, measured on a historical cost basis.

We believe acquiring or originating ARM loans and then securitizing them benefits us by providing: (i) greater control over the quality and types of ARM assets acquired; (ii) the ability to acquire ARM assets at lower prices, so that the amount of the premium to be amortized will be reduced in the event of prepayment; (iii) additional sources of new whole-pool ARM assets; and (iv) generally higher yielding investments in our portfolio.

We offer a loan modification program on all loans we originate or service. We believe this program promotes customer retention and reduces loan prepayments. Under the terms of this program, a borrower pays a fee to modify the mortgage loan to any then-available Hybrid or Traditional ARM product that we offer at the offered retail interest rate plus  1/8%.

Financing Strategies

We finance our ARM assets using preferred and common equity capital, unsecured debt, CDOs and short-term borrowings such as reverse repurchase agreements, Asset-backed CP, whole loan financing facilities and other collateralized financings that we may establish in the future. See “Hedging Strategies” below for a discussion of how we convert short-term borrowings into the equivalent of long-term fixed-rate financing for purposes of managing our interest rate risk. Our long-term objective is to achieve a balanced funding mix including Asset-backed CP, CDOs and reverse repurchase agreements.

Reverse repurchase agreements involve a simultaneous sale of pledged assets to a lender at an agreed-upon price in return for the lender’s agreement to resell the same assets back to us at a future date (the maturity of the borrowing) at a higher price. The price difference is the cost of borrowing under these agreements. Because we borrow money under these agreements based on the fair value of our ARM assets, our borrowing ability under these agreements could be limited and lenders could initiate margin calls in the event of interest rate changes or if the value of our ARM assets declines for other reasons.

We enter into two types of reverse repurchase agreements: variable rate term reverse repurchase agreements and fixed-rate reverse repurchase agreements. The interest rates on the variable rate term reverse repurchase agreements are generally indexed to either the one-month or three-month LIBOR rate, and reprice accordingly. Generally, upon repayment of each reverse repurchase agreement, we immediately pledge the ARM assets used to collateralize the financing to secure a new reverse repurchase agreement.

We have an Asset-backed CP facility, which provides us with an alternative way to finance our high quality ARM securities portfolio. We issue Asset-backed CP in the form of secured liquidity notes to money market investors. The notes can be collateralized by Agency Securities and AAA-rated, adjustable-rate MBS that we have either purchased or created through our loan securitization process. Importantly, we have diversified our funding sources by replacing a portion of our reverse repurchase agreement borrowings with the issuance of Asset-backed CP under terms that are comparable to our existing reverse repurchase agreement funding.

We have also financed the purchase of ARM assets by issuing floating-rate and fixed-rate CDOs in the capital markets, which are collateralized by ARM loans that are placed in a trust. The trust pays the principal and interest payments on the debt out of the cash flows received on the collateral. This structure enables us to make more efficient use of our capital because the capital requirement to support these financings is less than the amount our policy requires to support the same amount of financings in the reverse repurchase agreement or Asset-backed CP markets. These transactions are a permanent form of financing and are not subject to margin calls.

We also have financing facilities, or credit lines, for whole loans. A whole loan is the actual mortgage loan evidenced by a note and secured by a mortgage or deed of trust. We use these financing facilities to finance our acquisition of whole loans while we are accumulating loans for securitization.

We have issued senior unsecured notes (“Senior Notes”) in the amount of $305 million as an alternative form of long-term capital. The Senior Notes bear interest at 8%, payable each May 15 and November 15, and mature on May 15, 2013. The Senior Notes are redeemable at a declining premium, in whole or in part, beginning on May 15, 2008, and at par beginning on May 15, 2011. The Senior Notes may also be redeemed under limited circumstances on or before May 15, 2006.

Capital Utilization

Our Board of Directors has approved a policy that limits our capacity to borrow funds to finance mortgage assets based on our equity capital and unsecured debt (collectively, long-term capital). We monitor the relationship between our assets, borrowings and long-term capital using a variety of different measures. However, the primary operating policy that limits our borrowings and leverage is a requirement to maintain our Adjusted Equity-to-Assets Ratio, a non-GAAP measurement, at a minimum of 8%. Broadly speaking, this ratio reflects the relationship between those assets financed with borrowings that are subject to margin calls and our long term capital position. For a description and calculation of this ratio and a reconciliation to a comparable GAAP capital utilization measurement, please see our most recently filed periodic report under the section entitled “Capital Utilization and Leverage.”

Liquidity Management

Our primary focus is to acquire and originate high quality, highly liquid assets such that sufficient assets could be readily converted to cash, if necessary, in order to meet our financial obligations. We have adopted a Liquidity Management Policy, which is designed to minimize potential shortfalls in liquidity resulting from adverse changes in interest rates or market conditions. The Liquidity Management Policy requires the frequent measurement of the potential market value exposure of the portfolio to a 100 basis point instantaneous parallel increase in interest rates over expected future interest rates. The calculated potential mark-to-market exposure resulting from this scenario is probability weighted and compared to recent minimum liquidity levels in order to determine whether management needs to take specific actions to improve liquidity or further reduce interest rate risk.

Hedging Strategies

We attempt to mitigate our interest rate risk by funding our ARM assets with a combination of short-term borrowings and Hedging Instruments whose combined Effective Durations approximately match the Effective Durations on our ARM assets. Therefore, some of our borrowings bear variable or short-term (one year or less) fixed interest rates because a portion of our ARM assets, the Traditional ARM assets, have interest rates that adjust within one year. However, we finance our Hybrid ARM portfolio with borrowings hedged with Hybrid ARM Hedging Instruments that fix the interest rate on the borrowings such that the Net Effective Duration is less than one year. A shorter Effective Duration indicates a lower expected volatility of earnings when interest rates change during future periods. When we enter into an interest rate swap agreement, we agree to pay a fixed rate of interest and to receive a variable interest rate, generally based on LIBOR. We also enter into Eurodollar futures contracts (“Eurodollar Transactions”) in order to fix the interest rate changes on our forecasted three-month LIBOR-based liabilities. Each Eurodollar futures contract is a three-month contract with a price that represents the forecasted three-month LIBOR rate. Selling Eurodollar futures contracts locks in a future interest rate. The difference between these two values results in a gain or loss that offsets the change in the three-month LIBOR rate and “locks-in” the forecasted three-month LIBOR rate for financing purposes. We purchase interest rate cap agreements (“Cap Agreements”) by incurring a one-time fee or premium. Pursuant to the terms of the Cap Agreements, we will receive cash payments if the interest rate index specified in any such Cap Agreement increases above contractually specified levels. Therefore, such Cap Agreements have the effect of capping the interest rate on a portion of our borrowings above a specified level as opposed to fixing our cost of funds as in a swap transaction. The notional balances of the Hybrid ARM Hedging Instruments generally decline over the life of these instruments.

We enter into Eurodollar Transactions to manage interest rate risk associated with commitments to purchase ARM loans (“Pipeline Hedging Instruments”). The gain (loss) on the Pipeline Hedging Instruments is expected to offset the gain (loss) recorded for the change in fair value of the loan commitments.

We may enter into additional hedging transactions designed to protect our borrowing costs or portfolio yields from interest rate changes. We may purchase “interest-only” or “principal-only” mortgage derivative assets or other mortgage derivative products for purposes of mitigating risk from interest rate changes. We may also use, from time to time, futures contracts and options on futures contracts on the Eurodollar, Federal Funds, Treasury bills and Treasury notes and similar financial instruments to mitigate risk from changing interest rates.

The hedging transactions that we currently use generally are designed to protect our income during periods of changing market interest rates. We do not hedge for speculative purposes. Further, no hedging strategy can completely insulate us from risk and certain of the federal income tax requirements that we must satisfy to qualify as a REIT may limit our ability to hedge. We carefully monitor and may have to limit our hedging strategies to ensure that we do not realize excessive hedging income or hold hedging assets having excess value in relation to total assets.

RISK FACTORS

We actively manage the risks associated with our business. Interest rate risks, credit risks, earnings volatility, REIT qualification risks and other risks are monitored, measured and quantified by management in order to assure minimal earnings and dividend fluctuations. However, investors should understand the nature of the risks that we face. Those key risks are discussed below. Any one of the factors listed here, or other factors not so listed, could cause actual results to differ materially from expectations and could adversely affect our profitability. Before making an investment decision, you should carefully consider all of the risks described in this prospectus and in any prospectus supplement.

ARM yields change as short-term interest rates change.

•	When short-term interest rates are low, the yields on our ARM assets will be low, reducing our return on equity.

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We own ARM assets tied to various interest rate indices. If the interest rate indices applicable to our ARM assets change independently of other market interest rates, our ARM yields, spreads and earnings may be adversely affected.

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We own ARM assets with various repricing or interest rate adjustment frequencies. The yields on these assets also may respond to changes in their underlying indices on a delayed basis due to borrower notification requirements. As a result, our yields and earnings on these assets could be temporarily below our longer-term expectations.

Book value changes as interest rates change.

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Increases in interest rates may result in a decline in the fair value of our ARM assets that may not be fully offset by the value of our Hedging Instruments. A decrease in the fair value of our ARM securities may result in a reduction of our book value due to the accounting standards that we are required to follow.

•

The fair value of the Hedging Instruments we use to manage our interest rate risk may decline during periods of declining interest rates and may not be fully offset by increases in the value of our ARM assets, adversely affecting our book value because of the accounting standards that we are required to follow.

We borrow money to fund the purchase of additional ARM assets. A significant contributor to our earnings is the interest margin between the yield on our ARM assets and the cost of our borrowings.

•	All of the risks highlighted above could be magnified because we use borrowed funds to acquire additional ARM assets for our portfolio.

•	Our ability to borrow and our cost of borrowing could be adversely affected by deterioration in the quality or fair value of our ARM assets or by general availability of credit in the mortgage market.

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We borrow funds based on the fair value of our ARM assets less a margin amount. If either the fair value of our ARM assets declines, or our margin requirements increase, we could be subject to margin calls that would require us to either pledge additional ARM assets as collateral or reduce our borrowings. If we did not have sufficient unpledged assets or liquidity to meet these requirements, we may need to sell assets under adverse market conditions to satisfy our lenders.

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Our borrowings are tied primarily to the LIBOR interest rates, while our assets are indexed to LIBOR and other various interest rate indices. If these other short-term indices move differently than LIBOR, our earnings could be adversely affected to the extent of the difference.

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Our calculation of Effective Duration and Net Effective Duration are estimates based on assumptions about the expected behavior of our assets, liabilities and Hedging Instruments that may prove to be empirically incorrect, and our Effective Duration and Net Effective Duration change with every change in interest rates. As a result, our actual exposure to changes in interest rates could be different than that implied by our Effective Duration calculation.

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The interest rate adjustment or repricing characteristics of our ARM assets and borrowings may not be perfectly matched. Rising interest rates could adversely affect our earnings and dividends if the interest payments that we must make on our borrowings rise faster than the interest income we earn on our ARM assets. Declining interest rates could adversely affect our earnings and dividends if the interest income we receive on our ARM assets declines more quickly than the interest payments that we must make on our borrowings. In general, our borrowings adjust more frequently than the interest rates on our ARM assets.

•

Some of our ARM assets have caps that limit the amount that the interest rate can change for a given change in an underlying index. Our borrowings do not have similar limitations. If the interest rate change on our ARM assets is limited while the interest rates on our borrowings increase, our portfolio margins and earnings may be adversely affected.

•

We employ various hedging and funding strategies to minimize the adverse impact that changing interest rates might have on our earnings, but our strategies may prove to be less effective in practice than we anticipate, or our ability to use such strategies may be limited due to our need to comply with federal income tax requirements that are necessary to preserve our REIT status.

Our mortgage assets may be prepaid at any time at the borrower’s option.

•	Mortgage prepayment rates typically rise during falling interest rate environments. If mortgages prepay, the prepayment proceeds may be invested in lower yielding assets, thus reducing earnings.

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Mortgage prepayment rates typically fall during rising interest rate environments. If mortgages do not prepay, we would have less cash flow to use to purchase new mortgage assets in a higher interest rate environment, potentially adversely affecting earnings.

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We purchase and originate ARM assets at prices greater than par. We amortize the premiums over the expected life of the ARM asset. To the extent that we have purchased such assets, our yields, spreads and earnings could be adversely affected if mortgage prepayment rates are greater than anticipated at the time of acquisition because we would have to amortize the premiums at a faster rate.

We acquire Hybrid ARM assets that have fixed interest rate periods.

•

A decline in interest rates may result in an increase in prepayment of our Hybrid ARM assets, which could cause the amount of our fixed rate financing to increase relative to the total amount of our Hybrid ARM assets. This may result in a decline in our net spread on Hybrid ARM assets as replacement Hybrid ARM assets may have a lower yield than the assets that are paying off.

•

An increase in interest rates may result in a decline in prepayment of our Hybrid ARM assets, requiring us to finance a greater amount of Hybrid ARM assets than originally anticipated at a time when interest rates may be higher, which would result in a decline in our net spread on Hybrid ARM assets.

We originate and acquire ARM loans and ARM securities and have risk of loss due to mortgage loan defaults.

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The ability of our borrowers to make timely principal and interest payments could be adversely affected by changes in their personal circumstances, a rise in interest rates, a recession, declining real estate property values or other economic events, resulting in losses to us.

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If a borrower defaults on a mortgage loan that we own and if the liquidation proceeds from the sale of the property do not cover our loan amount and our legal, broker and selling costs, we would experience a loss.

•	We bear the risk of loss on loans we have originated or acquired due to hazard losses such as earthquakes, floods, fires or similar hazards, unless the homeowner had insurance for such hazards.

•	We could experience losses if we fail to detect that a borrower has misrepresented its financial situation, or that an appraisal misrepresented the value of the property collateralizing our loan.

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We purchase ARM securities that have various degrees of third-party credit protection and are rated at least Investment Grade at the time of purchase. It is possible that default and loan loss experience on the underlying securitized loans could exceed any credit enhancement, subjecting us to risk of loss.

Our expansion into mortgage loan origination may not be successful.

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We rely on third-party providers who specialize in the underwriting, processing, servicing and closing of mortgage loans. We are dependent upon the availability and quality of the performance of such providers and we cannot guarantee that they will successfully perform the services for which we engage them.

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As a mortgage lender, we are subject to changes in consumer and real estate-related laws and regulations that could subject us to lawsuits or adversely affect our profitability or ability to remain competitive.

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We must comply with the applicable licensing and other regulatory requirements of each jurisdiction in which we are authorized to lend. We are subject to examination by each such jurisdiction, and if it is determined that we are not in compliance with the applicable requirements, we may be fined and our license to lend may be suspended or revoked.

•	We are competing for mortgage loans against much larger, better-known mortgage originators that could affect our ability to acquire or originate ARM assets at attractive yields and spreads.

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ARM assets may not always be readily available for purchase or origination in the marketplace at attractive yields because their availability is somewhat dependent on the relationship between 30-year fixed-rate mortgage rates and ARM rates.

Our REIT tax status creates certain risks.

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The requirements to qualify for REIT tax status are complex and technical, and we may not be able to qualify for reasons beyond our control. Even though we have always exceeded all of the requirements for qualifying, a failure to qualify as a REIT could subject our earnings to taxation at regular corporate rates, thereby reducing the amount of money available for distributions to our shareholders and for payment of principal and interest on our borrowings.

•	The REIT tax rules require that we distribute the majority of our earnings as dividends, leaving us limited ability to maintain our future dividend payments if our earnings decline.

•	Because we must distribute the majority of our earnings to shareholders in the form of dividends, we have a limited amount of capital available to internally fund our growth.

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Additionally, because we cannot retain earnings to grow, we must issue additional shares of stock to grow, which could result in the dilution of our outstanding stock and an accompanying decrease in its market price.

•	Changes in tax laws related to REIT qualifications or taxation of dividends could adversely affect us.

The loss of the Investment Company Act exemption could adversely affect us.

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We conduct our business so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended. If we were to become regulated as an investment company, we would not be able to operate as we currently do.

We are dependent on certain key personnel.

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We are dependent upon the efforts of Garrett Thornburg, the Chairman of our Board of Directors and our Chief Executive Officer, Larry A. Goldstone, our President and Chief Operating Officer, Clarence G. Simmons, III, our Senior Executive Vice President and Chief Financial Officer and Joseph H. Badal, our Senior Executive Vice President and Chief Lending Officer, all of whom are also key officers and employees of the Manager. The loss of any of their services could have an adverse effect on our operations.

Some of our directors and officers have ownership interests in the Manager, which may create conflicts of interest.

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The Manager is entitled to receive performance-based compensation based on our annualized return on equity. Undue emphasis placed on maximization of our short-term return on equity at the expense of other criteria could result in increased risk to our long-term return on equity.

We may change our policies without shareholder approval.

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Our Board of Directors establishes all of our operating policies, including our investment, financing and dividend policies. Our Board of Directors has the ability and authority to revise or amend those policies without shareholder approval.

Our technology infrastructure and systems are critical to our success.

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Our ability to originate, acquire and purchase ARM assets and manage the related interest rate risks and credit risks is critical to our success and is highly dependent upon the efficient and uninterrupted operation of our computer and communications hardware and software systems. Some of these systems are located at our facility and some are maintained by third party vendors. Any significant interruption in the availability and functionality of these systems could harm our business.

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Although we believe we have taken appropriate measures to provide for the security of our systems, our security measures may not effectively prohibit others from obtaining improper access to our information. If a person is able to circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. Any security breach could expose us to risks of data loss, litigation and liability and could seriously disrupt our operations and harm our reputation.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the related accompanying prospectus supplement for general corporate purposes. The primary purpose for which we will use such proceeds is the acquisition of ARM assets. We may also use the proceeds for other general corporate purposes such as repayment of maturing obligations, redemption of outstanding indebtedness, financing the acquisition of assets other than ARM assets, capital expenditures and working capital. Pending any such uses, we may invest the net proceeds from the sale of any securities or may use them to reduce short term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends for the periods shown:

	Three Months Ended March 31, 2005	For the Years Ended December 31,
		2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	1.30x	1.37x	1.50x	1.49x	1.29x	1.12x
Ratio of earnings to combined fixed charges and preferred stock dividends	1.30x	1.37x	1.48x	1.45x	1.25x	1.09x

The ratios of earnings to fixed charges were computed by dividing earnings as adjusted by fixed charges. The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings as adjusted by fixed charges and preferred stock dividends. For these purposes, earnings consist of net income from continuing operations and fixed charges. Fixed charges consist of interest expense, including the amortization of capitalized issuance costs relating to indebtedness.

DESCRIPTION OF DEBT SECURITIES

We may offer under this prospectus debt securities, including Senior Notes, pursuant to the indenture and the first supplemental indenture that we have entered into with Deutsche Bank Trust Company Americas, as trustee (included as exhibits to the registration statement of which this prospectus is a part). We may also offer debt securities pursuant to an indenture to be entered into with a different trustee named therein. Any indenture pursuant to which we issue debt securities will be qualified under and governed by the Trust Indenture Act of 1939, as amended.

We will have the ability to issue an unlimited amount of debt securities under any indenture. However, certain of our existing or future debt agreements may limit the amount and type of debt securities we may issue. We will be able to issue debt securities from time to time and in one or more series as determined by us. In addition, we will be able to issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other. We will also have the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series in an aggregate principal amount determined by us.

The debt securities will be our senior and unsecured obligations. Creditors of our existing and future secured debt will have priority in right of payment over holders of the debt securities with respect to our assets that secure such indebtedness. In addition, a portion of our assets is owned through our subsidiaries which have debt or other liabilities of their own which will be structurally senior to the debt securities. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, liabilities of our subsidiaries will be prior in right of payment to the debt securities with regard to the assets of those subsidiaries.

The following is a summary of the terms and provisions included in the indenture we entered into with Deutsche Bank Trust Company Americas, as trustee, as well as the general terms and provisions that we anticipate would be included in any other indenture pursuant to which we may offer debt securities in a prospectus supplement (collectively, the “Indenture”). A form of such other indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described herein may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The following summary does not purport to be complete or restate any such indenture in its entirety and is subject to, and qualified in its entirety by reference to, all provisions of any such indenture (and any amendments or supplements we may enter into from time to time which are permitted under any such indenture) and the specific debt securities. We urge you to read the indenture applicable to a particular series of debt securities because it, and not this description, defines your rights as the holders of the debt securities.

General

The Indenture provides that, prior to the issuance of debt securities of a series, we and the trustee will execute a supplemental indenture which will describe the following terms, as applicable, relating to the specific series of debt securities being offered, and which will be filed as an exhibit to or incorporated by reference in the registration statement:

•	the title of the securities;

•	any limit upon the aggregate principal amount of securities which may be issued;

•	the date or dates on which the securities will mature and the amounts to be paid upon maturity of the securities;

•

the rate or rates (which may be fixed or variable) at which the securities will bear interest, if any, the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any interest payment date;

•	the currency or currencies in which principal, premium, if any, and interest, if any, on the securities will be payable;

•	the place or places where principal of, premium, if any, and interest, if any, on the securities will be payable;

•	any provisions regarding our right to redeem securities or of holders to require us to redeem securities;

•	the right, if any, of holders of the securities to convert them into our stock or any of our other securities, including any provisions intended to prevent dilution of those conversion rights;

•	any provisions by which we will be required or permitted to make payments to a sinking fund which will be used to redeem securities or a purchase fund which will be used to purchase securities;

•	the percentage of the principal amount of the securities which is payable if maturity of the securities is accelerated because of a default; and

•	any other terms of the securities.

Conversion or Exchange Rights

The Indenture provides that the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Common Stock, preferred stock or other securities or assets will be set forth in a supplemental indenture. Such conversion or exchange may be mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our Common Stock, preferred stock or other securities or assets to be received by the holders of the series of debt securities would be subject to adjustment. In the absence of any such terms setting forth rights to convert or exchange the debt securities of that series into or for other securities or assets, holders of the debt securities of that series will not have any such rights.

Consolidation, Merger or Sale

The Indenture prohibits us from consolidating with, or merging into, any other corporation or conveying, transferring or leasing all or substantially all of our assets to any entity, unless such entity is a corporation organized under the laws of the United States and expressly assumes all of our obligations under the Indenture and the debt securities, no event of default under the Indenture will have occurred and be continuing and we have certified to the trustee that the transaction is in compliance with the above-stated provisions.

Events of Default Under the Indenture

The following are events of default under the Indenture with respect to any series of debt securities issued:

•

failure to pay the principal, or premium, if any, when due at maturity, or upon redemption, acceleration or otherwise, and if provided in a supplemental indenture relating to a series of debt securities, the failure continues for a period specified therein;

•	failure to pay interest when due and such failure continues for 30 days (or such other period as specified in a supplemental indenture relating to a series of debt securities);

•

failure to comply with any other covenant contained in the debt securities or the Indenture, and such failure continues for 60 days after the date we provide notice of such default to the trustee or receive notice from holders of at least 25% in principal amount of the outstanding securities of that series;

•	certain events of bankruptcy or liquidation; and

•	any other event of default provided with respect to that series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. The trustee may withhold notice to the holders of debt securities of any default or event of default, except a default or event of default relating to the payment of principal, premium, if any, or interest, if it determines in good faith that withholding such notice is in the holders’ interest.

The holders of a majority in principal amount of the then outstanding debt securities of an affected series may rescind an acceleration and its consequences if all existing events of default have been cured or waived, except for the nonpayment of principal, premium, if any, or interest, if any, that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the then outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except a default in the payment of principal, premium, if any, or interest on the debt securities of such series or a default in respect of a covenant that cannot be modified or amended without the consent of the holders of all debt securities of that series then outstanding. Any such waiver shall cure such default or event of default.

If an event of default under the Indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to it. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	such direction is not in conflict with any law or the Indenture;

•	the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the Indenture or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the then outstanding debt securities of that series have made written request to the trustee to institute a proceeding;

•	such holder or holders have offered reasonable security or indemnity satisfactory to the trustee against any loss, liability or expense; and

•

the trustee does not institute such proceeding, and does not receive from the holders of a majority in principal amount of the then outstanding debt securities of that series contrary directions, within 60 days after such request and offer.

We will periodically file statements with the trustee regarding our compliance with conditions and covenants in the Indenture.

Amendments, Supplements and Waivers

We and the trustee may amend or supplement the Indenture without notice to or the consent of any holders with respect to certain matters, including:

•	to cure any ambiguity, defect or inconsistency in the Indenture; and

•	to change anything that does not materially adversely affect the rights of any holder of debt securities of any series.

In addition, under the Indenture, the rights of holders of a series of debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of each series that is affected. However, we can make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extend the fixed maturity of any security, reduce the rate or extend the time for payment of interest on any security, reduce the principal amount of any security or premium, if any, on any security;

•	impair or affect the right of a holder to institute suit for the payment of interest, if any, principal or premium, if any, on the securities;

•	change the currency in which the securities are payable from that specified in the securities or in a supplemental indenture applicable to the securities;

•	impair the right, if any, to convert the securities into, or exchange the securities for, other securities or assets;

•	reduce the percentage of securities required to consent to an amendment, supplement or waiver;

•	reduce the amount payable upon the redemption of any security or change the time at which any security may or will be redeemed;

•	modify the provisions of any supplemental indenture with respect to subordination of the securities of a series in a manner adverse to the holders; or

•	change provisions relating to the rights of holders to waive defaults, receive payments or institute suits under the Indenture.

The holders of a majority in principal amount of the then outstanding debt securities of each series that is affected may waive compliance by us with any provision of the Indenture with regard to that series of debt securities or the debt securities.

Form, Exchange, and Transfer

Unless otherwise specified in a supplemental indenture, the debt securities of each series will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

At the option of the holder, unless otherwise specified in a supplemental indenture, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount. Unless otherwise specified in a supplemental indenture, debt securities will be transferable upon the surrender of the securities to the registrar for registration of transfer. Unless otherwise provided in the debt securities to be transferred or exchanged, we will not charge a fee for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The registrar for any debt securities will be named in the applicable supplemental indenture, and we may at any time designate additional co-registrars.

If the debt securities of any series are to be redeemed, we will not be required to register transfers or exchanges of:

•	any debt securities of that series for a period of 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption; or

•	any debt securities so selected for redemption, except the unredeemed portion of any such debt securities being redeemed in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the Indenture, undertakes to perform only such duties as are specifically described in the Indenture and, upon an event of default under the Indenture, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to perform any duty or to exercise any of the powers given it by the Indenture unless it is offered security and indemnity satisfactory to it against any loss, liability or expense that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive indemnity satisfactory to it against the risk or liability.

Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities or one or more predecessor securities are registered at the close of business on the regular record date for such interest.

Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agent designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder.

Governing Law

Unless otherwise indicated in a prospectus supplement, the Indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF EQUITY SECURITIES

General

We may offer under this prospectus one or more of the following categories of securities: (i) shares of our Common Stock; (ii) shares of our preferred stock, in one or more series, including Series C Preferred Stock; (iii) warrants to purchase our Common Stock or preferred stock; and (iv) any combination of the foregoing, either individually or consisting of one or more of the types of securities described in clauses (i) through (iii). The terms of any specific offering of such securities will be set forth in a prospectus supplement relating to such offering.

Our authorized capital stock consists of 492,748,000 shares of Common Stock, 22,000 shares of Series B Cumulative Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) and 7,230,000 shares of Series C Preferred Stock. Pursuant to our Articles of Incorporation, as amended and supplemented (the “Articles of Incorporation”), our Board of Directors has the right to classify or reclassify any unissued shares of Common Stock into one or more classes or series of Common Stock, preferred stock or other stock. As of the date of this prospectus, we had 100,616,164 shares of Common Stock outstanding and 4,525,000 shares of Series C Preferred Stock outstanding. As of the date of this prospectus, we had no stock options outstanding to purchase our Common Stock. The NYSE lists our Common Stock under the symbol “TMA” and our Series C Preferred Stock under the symbol “TMA PRC.”

Our capital stock, including our Common Stock and Series C Preferred Stock, is subject to restrictions on ownership and transfer. See “Restrictions on Ownership and Transfer” below.

Preferred Stock Purchase Rights

On January 25, 2001, we entered into a Shareholder Rights Agreement. The following summary of certain provisions of the Shareholder Rights Agreement does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Shareholder Rights Agreement, as amended, which is filed as an exhibit to the registration statement of which this prospectus is a part. Under the Shareholder Rights Agreement, one Preferred Stock Purchase Right (a “Right”) will automatically attach to each share of our Common Stock issued between April 6, 2001 and the Distribution Date, as defined below. In addition, each outstanding share of our Common Stock held by shareholders of record as of the close of business on April 6, 2001 received a dividend distribution of one Right. Each Right entitles the registered holder thereof to purchase a unit consisting of one one-thousandth of a share of the Series B Preferred Stock. Initially, the Rights are not exercisable and are attached to and trade with our Common Stock outstanding as of, and all Common Stock issued after, April 6, 2001. The Rights will separate from the Common Stock and become exercisable upon the earlier of (i) the close of business on the 10th calendar day following the earlier of (a) the date of the first public announcement that a person or a group of affiliated or associated persons has acquired beneficial ownership of 9.8% or more of our outstanding Common Stock (an “Acquiring Person”), or (b) the date on which we first have notice or otherwise determine that a person has become an Acquiring Person, or (ii) the close of business on the 10th business day following the commencement of a tender offer or exchange offer that would result, upon its consummation, in a person or group becoming the beneficial owner of 9.8% or more of our outstanding Common Stock (the earlier of (i) and (ii), the “Distribution Date”).

The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our Board of Directors. The Rights should not interfere with any merger or business combination approved by our Board of Directors because of the ability of our Board of Directors to redeem the Rights.

Common Stock

All shares of Common Stock that we may offer under this prospectus will be duly authorized, fully paid and nonassessable. The statements below describing our Common Stock are in all respects subject to and qualified in their entirety by reference to our Articles of Incorporation and our Amended and Restated Bylaws (the “Bylaws”), which are filed as exhibits to the registration statement of which this prospectus is a part, and any amendments or articles supplementary to our Articles of Incorporation.

Voting

Each holder of our Common Stock is entitled to one vote for each share of Common Stock held of record on each matter submitted to a vote of shareholders of our Common Stock.

Our Bylaws provide that annual meetings of our shareholders will be held each calendar year on the date determined by our Board of Directors, and special meetings may be called by a majority of our Board of Directors, our Chairman, a majority of our independent directors, our President or by shareholders entitled to cast at least 25% of the votes which all shareholders are entitled to cast at the meeting.

Dividends; Liquidation; Other Rights

Subject to the preferential rights of any other classes or series of capital stock, shareholders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of legally available funds. If we have a liquidation, dissolution or winding-up, shareholders of our Common Stock will share ratably in all of our assets remaining after the payment of all of our debts and other liabilities and the payment of all liquidation and other preference amounts to any shareholders of our preferred stock. Shareholders of our Common Stock have no preemptive or other subscription rights, and there are no conversion rights, or redemption or sinking fund provisions, relating to shares of our Common Stock. Our Articles of Incorporation and Bylaws contain no restrictions on our repurchase of shares of our Common Stock.

We have a Dividend Reinvestment and Stock Purchase Plan (the “DRSPP”) that allows shareholders of our Common Stock to have their cash dividends reinvested in additional shares of our Common Stock. The Common Stock to be acquired under the DRSPP may be purchased from us at a discount from the then prevailing market price, or in the open market or in privately negotiated transactions, at our sole discretion. Shareholders also can make additional monthly cash purchases of Common Stock, subject to a minimum investment of $100 per month ($500 minimum initial investment for new investors) and a maximum investment of $10,000 per month, although we may waive the limitation on the maximum amount upon request, at our sole discretion.

Classification or Reclassification of Common Stock

Our Articles of Incorporation authorize our Board of Directors to classify or reclassify any unissued shares of Common Stock into other classes or series of shares. We believe that the power to classify or reclassify unissued shares of our Common Stock and thereafter to issue the classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and in meeting other needs which might arise. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Prior to the issuance of shares of each class or series, our Board of Directors is required by Maryland law and by our Articles of Incorporation to set, subject to the restrictions on ownership and transfers of our stock contained in our Articles of Incorporation, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of our Company that might involve a premium price for holders of our Common Stock or otherwise be in their best interest.

Preferred Stock

The following description sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to our Articles of Incorporation and our Bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and any amendments or articles supplementary to our Articles of Incorporation, designating terms of a series of preferred stock. The preferred stock, when issued, will be duly authorized, fully paid and nonassessable. Because our Board of Directors has the power to establish the preferences, powers and rights of each series of preferred stock, our Board of Directors may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of shareholders of our Common Stock.

We may sell additional shares of Series C Preferred Stock or we may establish a new series of preferred stock that we may sell pursuant to this prospectus. The rights, preferences, privileges and restrictions of any new series of preferred stock will be fixed by the articles supplementary relating to such series, which will be filed as an exhibit to or incorporated by reference in the registration statement. A prospectus supplement will describe the following terms, as applicable, relating to the specific series of preferred stock being offered, as follows:

•	the title and stated par value of the preferred stock;

•	the number of shares offered, the liquidation preference per share and the offering price of the shares;

•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	the voting rights, if applicable;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and provisions, if any, upon which the preferred stock will be convertible into Common Stock, including the conversion price (or manner of calculation) and conversion period;

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

•	a discussion of certain material federal income tax considerations applicable to the preferred stock;

•	the relative ranking of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

•

any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs; and

•	any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to preserve our status as a REIT.

Warrants

We may issue warrants for the purchase of our Common Stock or preferred stock. Warrants may be issued independently or together with other securities offered under this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of warrants will be issued under a separate agreement to be entered into between us and a bank or trust company, as agent (the “Warrant Agent”), all as set forth in the prospectus supplement relating to the particular issue of offered warrants. Each issue of warrants will be evidenced by warrant certificates (the “Warrant Certificates”). The applicable warrant agreement and form of Warrant Certificate will be filed as exhibits to or incorporated by reference in the registration statement. The Warrant Agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant Certificates or beneficial owners of warrants.

If warrants are offered, the applicable prospectus supplement will describe the terms of such warrants, including the following where applicable:

•	the offering price;

•

the aggregate number of securities purchasable upon exercise of such warrants, and in the case of warrants for preferred stock, the designation, aggregate number and terms of the series of preferred stock purchasable upon exercise of such warrants;

•	any provision adjusting the number of securities that may be purchased upon the exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

•	the designation and terms of the securities with which such warrants are being offered and the number of such warrants being offered with each such security;

•	the date on and after which such warrants and the related securities will be transferable separately;

•	the price at which the number of securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise such warrants shall begin and the expiration date on which such right shall expire;

•	certain federal income tax considerations; and

•	any other material terms of such warrants.

Restrictions on Ownership and Transfer

To ensure that we meet the requirements for qualification as a REIT, our Articles of Incorporation prohibit anyone from owning, directly or indirectly, a number of shares of our capital stock in the aggregate, or of our Series C Preferred Stock separately, in excess of 9.8% of the outstanding shares of our capital stock or Series C Preferred Stock, respectively. Shares of capital stock not owned directly will be deemed to be owned indirectly by any person if that person is considered the beneficial owner of such shares for purposes of Rule 13(d)(3) promulgated under the Exchange Act. In addition, indirect ownership refers to constructive ownership in accordance with the constructive ownership provisions of Section 544 of the Internal Revenue Code of 1986, as amended (the “Code”), as modified in Section 856(h) of the Code.

The constructive ownership provisions of Section 544 of the Code generally attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its shareholders, partners or beneficiaries; attribute ownership of securities owned by family members to other members of the same family; and set forth rules for attributing securities constructively owned by one person to another person (i.e., “reattribution”). To determine whether a person holds or would hold capital stock in excess of the 9.8% ownership limit, a person will be treated as owning not only shares of capital stock actually or beneficially owned, but also any shares of capital stock attributed to that person under the attribution rules described above. Accordingly, a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the 9.8% ownership limit. All certificates representing shares of our capital stock will bear a legend referring to the restrictions on ownership described above.

Any purported transfer of shares of our capital stock that would result in an intended transferee (the “purported transferee”) owning (directly or indirectly) shares of our capital stock in excess of the 9.8% ownership limit will constitute “excess shares.” Our Board of Directors has the right to refuse to allow such transfers of excess shares to take place. Our Board of Directors also has the right to redeem the excess shares, upon at least one week’s notice to the holder of the shares, for a price equal to the closing price of shares of the same class, series or type on the NYSE on the last business day prior to the redemption date. From and after such redemption date, such shares will not be entitled to any distribution or other benefits, with the exception only of the right to payment of the redemption price for such shares.

Any transfer of shares of our capital stock that would cause us to be disqualified as a REIT will be void to the fullest extent permitted by law, and the purported transferee will be deemed to have no interest in those shares. If the foregoing transfer restriction is determined to be void or invalid as a result of any legal decision, statute, rule or regulation, then the purported transferee of any excess shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess shares and to hold the excess shares on our behalf.

At least 15 days prior to any transaction which would cause a shareholder to acquire excess shares in violation of our Articles of Incorporation or within 10 days upon the demand of our Board of Directors, such person must file an affidavit with us setting forth the information required to be reported in returns filed by shareholders under Treasury Regulation 1.857-9 and in reports filed under Section 13(d) of the Exchange Act. Additionally, upon the demand of our Board of Directors, each proposed transferee of shares of our capital stock may be required to file a statement or affidavit with us setting forth the number of shares already owned by such transferee and any related person.

Our Board of Directors may increase or decrease the 9.8% ownership limit. In addition, our Board of Directors may, pursuant to our Articles of Incorporation, waive the 9.8% ownership limit for a purchaser of our stock who has provided the Board with evidence and assurances that our qualification as a REIT will not be jeopardized. At present, we do not intend to waive the 9.8% ownership limit for any purchaser.

The provisions described above may inhibit market activity and the resulting opportunity for the holders of our capital stock to receive a premium for their shares that might otherwise exist in the absence of such provisions. Such provisions also may make us an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of our capital stock.

Classification of Board of Directors, Vacancies and Removal of Directors

Our Bylaws provide for a staggered Board of Directors of between three and twelve directors divided into three classes, with terms of three years each. In order for us to qualify as a REIT, a majority of our directors must be independent. The number of directors in each class and the expiration of each class term, as of the date of this prospectus, is as follows:

Class I	4 Directors	Expires 2007
Class II	2 Directors	Expires 2008
Class III	4 Directors	Expires 2006

At each annual meeting of our shareholders, successors of the class of directors whose term expires at that meeting will be elected for a three-year term and the directors in the other two classes will continue in office. A staggered Board of Directors may delay, defer or prevent a change in our control or other transaction that might involve a premium over the then prevailing market price for our Common Stock or other attributes that our shareholders may consider desirable. In addition, a staggered Board of Directors could prevent shareholders who do not agree with the policies of our Board of Directors from replacing a majority of the Board of Directors for two years.

Our Bylaws provide that any vacancy on our Board of Directors may be filled by a majority vote of the remaining directors. Any individual so elected director will hold office for the remaining term of the director that he or she is succeeding. Our Bylaws provide that a director may be removed for cause at any shareholder meeting upon the affirmative vote of a majority of the votes entitled to be cast in the election of directors.

Indemnification

Our Articles of Incorporation obligate us to indemnify our directors and officers to the maximum extent permitted by Maryland law, as amended from time to time. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses that they actually incur in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding, and (a) was committed in bad faith, or (b) was the result of active and deliberate dishonesty, or (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Limitation of Liability

The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages, except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services, or (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our Articles of Incorporation provide for elimination of the personal liability of our directors and officers to us or our shareholders for money damages to the maximum extent permitted by Maryland law, as amended from time to time.

Maryland Business Combination Statute

The Maryland General Corporation Law establishes special requirements for “business combinations” between a Maryland corporation and “interested shareholders” unless exemptions are applicable. An interested shareholder is any person who beneficially owns 10% or more of the voting power of the outstanding voting stock or is an affiliate or associate of ours who, at any time within the two-year period prior to the date on which interested shareholder status is determined, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock. Among other things, the law prohibits for a period of five years a merger and other similar transactions between us and an interested shareholder unless the Board of Directors approved the transaction prior to the party becoming an interested shareholder. The five-year period runs from the most recent date on which the interested shareholder became an interested shareholder. The law also requires payment of a fair price to shareholders to be determined as set forth in the statute or a supermajority shareholder vote for such transactions after the end of the five-year period. This means that the transaction must be approved by at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares; and

•	two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested shareholder with whom the business combination is to be effected.

The business combination statute restricts the ability of third parties who acquire, or seek to acquire, control of us to complete mergers and other business combinations without the approval of our Board of Directors even if such a transaction would be beneficial to shareholders.

Maryland Control Share Acquisition Statute

The Maryland General Corporation Law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a shareholder vote.

Two-thirds of the shares eligible to vote must vote in favor of granting the “control shares” voting rights. “Control shares” are shares of stock that, taken together with all other shares of stock the acquiror previously acquired, would entitle the acquiror to exercise at least 10% of the voting power in electing directors. Control shares do not include shares of stock that the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made (or proposes to make) a control share acquisition and who satisfies certain conditions (including agreeing to pay expenses) may compel the Board of Directors to call a special meeting of shareholders to be held within 50 days to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any shareholders’ meeting.

If voting rights are not approved at a meeting of shareholders or if the acquiring person does not deliver an acquiring person statement as required by the statute, then we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to the absence of voting rights, as of the date of either:

•	the last control share acquisition by the acquiring person; or

•	any meeting where shareholders considered and did not approve voting rights of the control shares.

If voting rights for control shares are approved at a shareholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other shareholders may exercise appraisal rights. This means that shareholders would be able to require us to redeem shares of our stock from them for fair value. Under Maryland law, the fair value may not be less than the highest price per share paid by the acquiring person in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of appraisal rights would not apply in the context of a control share acquisition.

The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction.

The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our shareholders’ best interests.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, is the transfer agent and registrar for our Common Stock and Series C Preferred Stock. Its telephone number is (800) 937-5449 (toll-free) or (718) 921-8200, ext. 6820 (customer service).

FEDERAL INCOME TAX CONSIDERATIONS

Based on various assumptions and factual representations that we have made regarding our operations, in the opinion of our prior counsel, commencing with our taxable year ended December 31, 1993, we have been organized in conformity with the requirements for qualification as a REIT under the Code. In the opinion of Dechert LLP, our counsel, we are organized in conformity with the requirements for qualification as a REIT under the Code, and, we believe, our method of operating will continue to enable us to meet the requirements for qualification and taxation as a REIT. Our qualification as a REIT depends upon our ability to meet the various requirements imposed under the Code through actual operations. Our counsel will not review our operations, and we cannot give any assurance that actual operations will meet these requirements. The opinion of our counsel is based upon existing law, U.S. Department of Treasury regulations, currently published administrative positions of the Internal Revenue Service (the “Service”) and judicial decisions, all of which are subject to change either prospectively or retroactively. The opinion of our counsel is not binding on the Service or any court.

The following discusses the material federal income tax considerations that relate to our treatment as a REIT and that apply to an investment in our securities. This discussion pertains only to Thornburg Mortgage, Inc., our qualified REIT subsidiaries and our shareholders and not to any taxable REIT subsidiaries, which operate as taxable entities. This summary deals only with securities held as a capital asset, which generally means property that is held for investment. In addition, except to the extent discussed below, this summary does not address tax considerations applicable to individual investors or entities subject to special tax rules, such as:

•	dealers or traders in securities;

•	financial institutions;

•	insurance companies;

•	shareholders that hold our stock as a hedge, part of a straddle, conversion transaction or other arrangement involving more than one position;

•	shareholders whose functional currency is not the United States dollar;

•	tax-exempt organizations; or

•	foreign taxpayers.

This discussion is based upon the provisions of the Code and regulations, rulings and judicial decisions interpreting the Code as of the date of this prospectus that are subject to changes occurring after that date. Any of these authorities may be repealed, revoked or modified, perhaps with retroactive effect, so as to result in federal income tax consequences different from those discussed below. We cannot give any assurance that the conclusions set out below would be sustained by a court if challenged by the Service.

The Code provides special tax treatment for organizations that qualify and elect to be taxed as REITs. However, it is impractical to set forth in this prospectus all aspects of federal, state, local and foreign tax law that may have tax consequences with respect to an investor’s purchase of our securities. In brief, if detailed conditions imposed by the Code are met, an entity (a) that invests primarily in real estate assets, including mortgage loans, (b) that elects to be a REIT, and (c) that otherwise would be taxed as a corporation with limited exceptions, is not taxed at the corporate level on its taxable income that is currently distributed to its shareholders. This treatment eliminates most of the “double taxation” at the corporate level and then again at the shareholder level when the income is distributed, that typically results from the use of corporate investment vehicles. A qualifying REIT, however, may be subject to certain excise and other taxes, as well as normal corporate tax, on taxable income that is not currently distributed to its shareholders.

We urge you to consult your own tax advisors regarding the tax consequences of an investment in our securities, including the application to your particular situation of the tax considerations discussed below, as well as the application of state, local or foreign tax laws.

General

We elected to become subject to tax as a REIT for federal income tax purposes effective for our taxable year ending on December 31, 1993, and we plan to continue to meet the requirements for taxation as a REIT. Based on existing law, we have operated in a manner consistent with our qualifying as a REIT under the Code and we believe that our organization and method of operation are such as to enable us to so qualify for this year and subsequent years.

There can be no assurance, however, that we will qualify as a REIT in any particular taxable year given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances. If we fail to qualify as a REIT in any particular taxable year, we will be subject to federal income tax as a regular domestic corporation, and our shareholders will be subject to tax in the same manner as shareholders of regular domestic corporations. In that event, we may be subject to a substantial income tax liability with respect to each taxable year that we fail to qualify as a REIT, and the amount of earnings and cash available for distribution to our shareholders could be significantly reduced or eliminated. See “Failure to Qualify” below.

REIT Qualification Requirements

The following is a brief summary of the material technical requirements imposed by the Code that we must satisfy on an ongoing basis to qualify, and remain qualified, as a REIT.

Stock Ownership Requirements

We must meet the following stock ownership requirements:

•	Our capital stock must be transferable;

•	Our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months); and

•

No more than 50% of the value of our capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the taxable year. In applying this test, the Code treats some entities as individuals.

Tax-exempt entities, other than private foundations and certain unemployment compensation trusts, are generally not treated as individuals for these purposes. These stock ownership requirements must be satisfied in each taxable year. Our Articles of Incorporation impose restrictions on the transfer of our shares to help us meet the stock ownership requirements. In addition, Treasury regulations require us to demand from the record holders of designated percentages of our capital stock, annual written statements disclosing actual and constructive ownership of our stock. The same regulations require us to maintain permanent records showing the information we have received regarding actual and constructive stock ownership and a list of those persons failing or refusing to comply with our demand.

Asset Requirements

We generally must meet the following asset requirements at the close of each quarter of each taxable year:

•	At least 75% of the value of our total assets must be “qualified REIT assets” (described below), government securities, cash and cash items;

•	No more than 20% of the value of our total assets may be securities of one or more Taxable REIT Subsidiaries (described below); and

•	Except for securities that are qualified REIT assets, securities in a Taxable REIT Subsidiary or “qualified REIT subsidiary,” and certain partnership interests and debt obligations:

•	No more than 5% of the value of our total assets may be securities of any one issuer;

•	We may not hold securities that possess more than 10% of the total voting power of the outstanding securities of any one issuer; and

•	We may not hold securities that have a value of more than 10% of the total value of the outstanding securities of any one issuer.

The American Jobs Creation Act of 2004 (the “AJCA”) modifies the manner in which we apply the asset test requirements under the Code. Specifically, the AJCA expands the types of securities that qualify as “straight debt” for purposes of the 10% value limitation. The AJCA also clarifies that certain types of debt instruments, including loans to individuals or estates and securities of a REIT, are not “securities” for purposes of the 10% value limitation.

The AJCA also sets forth rules that permit a REIT to avoid disqualification for de minimis failures (as defined in the AJCA) to satisfy the 5% and 10% value limitations under the asset tests if the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of such asset tests by the end of such time period. In addition, if a REIT fails to meet any of the asset test requirements for a particular quarter, and the de minimis exception described above does not apply, the REIT may cure such failure if the failure was due to reasonable cause and not to willful neglect, the REIT identifies such failure to the IRS and disposes of the assets that caused the failure within 6 months after the last day of the quarter in which the identification occurred, and the REIT pays a tax with respect to the failure equal to the greater of (i) $50,000, or (ii) an amount determined (pursuant to Treasury regulations) by multiplying the highest rate of tax for corporations under Section 11 of the Code, by the net income generated by the assets for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

“Qualified REIT assets” generally include (among other assets) interests in mortgages on real property including the ARM assets that we acquire and hold, ownership interests in real property and shares in other REITs.

A “Taxable REIT Subsidiary” is a corporation that may earn income that would not be qualifying income if earned directly by the REIT. A REIT may hold up to 100% of the stock in a Taxable REIT Subsidiary. A Taxable REIT Subsidiary will pay tax at the corporate rates on any income it earns. Moreover, the Code provides for a penalty on a REIT that imposes charges in excess of the arm’s length price in connection with contractual arrangements between a Taxable REIT Subsidiary and the parent REIT.

If we fail to meet any of the asset tests as of the close of a calendar quarter due to the acquisition of securities or other assets, the Code allows us a 30-day period following the close of the calendar quarter to come into compliance with the asset tests. If we do cure a failure within the 30-day period, we will be treated as having satisfied the asset tests at the close of the calendar quarter.

Gross Income Requirements

We generally must meet the following gross income requirements for each taxable year:

•

At least 75% of our gross income must be derived from real estate sources, including interest income from mortgage loans, gain from the disposition of qualified REIT assets, and “qualified temporary investment income” (generally, income we earn from investing new capital in nonreal estate assets, provided we received that income within one year of acquiring such new capital); and

•

At least 95% of our gross income for each taxable year must be derived from sources of income, including the types of gross income described just above, as well as dividends, interest, and gains from the sale of stock or other financial instruments (including interest rate swap and cap agreements, options, futures contracts, forward rate agreements or similar financial instruments entered into to hedge variable rate debt incurred to acquire qualified REIT assets) not held for sale in the ordinary course of business.

The investments that we make and intend to make will give rise primarily to mortgage interest qualifying under the 75% of income test.

In order to help ensure compliance with the 95% of income test and the 75% of income test, we intend to limit substantially all of the assets that we acquire, other than the stock of any taxable affiliate and qualified hedges, to qualified REIT assets. Our policy to maintain our REIT status may limit the type of assets, including hedging contracts, that we otherwise might acquire.

With respect to the gross income tests, the AJCA provides that for our taxable years beginning on or after January 1, 2005, except to the extent provided by Treasury regulations, our income from certain hedging transactions that are clearly identified as hedges under Section 1221 of the Code, including gain from the sale or disposition of such a transaction, will be excluded from gross income for purposes of the 95% gross income test to the extent the transaction hedges any indebtedness incurred or to be incurred by the trust to acquire or carry real estate.

Distribution Requirements

We must distribute to our shareholders on a pro rata basis each year an amount equal to:

•	90% of our taxable income before deduction of dividends paid and excluding net capital gain, plus

•	90% of the excess of the net income from foreclosure property over the tax imposed on such income by the Code, less

•	any “excess noncash income.”

We intend to make distributions to our shareholders in amounts sufficient to meet this 90% distribution requirement. Such distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

If we fail to meet the 90% distribution test as a result of an adjustment to tax returns by the Service, by following certain requirements set forth in the Code, we may pay a deficiency dividend within a specified period which will be permitted as a deduction in the taxable year to which the adjustment is made. We would be liable for interest based on the amount of the deficiency dividend. A deficiency dividend is not permitted if the deficiency is due to fraud with intent to evade tax or to a willful failure to file a timely tax return. We generally distribute dividends equal to 100% of our taxable income to eliminate corporate level tax. As to our net capital gains, rather than distribute them, we may elect to retain and pay the federal income tax on them, in which case our shareholders will (1) include their proportionate share of the undistributed net capital gains in income, (2) receive a credit for their share of the federal income tax we pay and (3) increase the basis in their stock by the difference between their share of the capital gain and their share of the credit.

A nondeductible excise tax, equal to 4% of the excess of such required distributions over the amounts actually distributed will be imposed for each calendar year to the extent that dividends paid during the year, or declared during the last quarter of the year and paid during January of the succeeding year, are less than the sum of:

•	85% of our “ordinary income,”

•	95% of our capital gain net income, and

•	income not distributed in earlier years.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year and the relief provisions provided in the Code do not apply, we will be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income in that taxable year and all subsequent taxable years at the regular corporate income tax rates. We will not be allowed to deduct distributions to shareholders in these years, thereby reducing our after-tax cash available for dividend distribution. If we are not a REIT, the Code would not require us to make distributions. If we fail to meet the requirements described above, we will not be eligible again to elect REIT status until the fifth taxable year which begins after the year for which the election was terminated unless all of the following relief provisions apply:

•	We did not willfully fail to file a timely return with respect to the termination taxable year;

•	Inclusion of incorrect information in such return was not due to fraud with intent to evade tax; and

•	We establish that failure to meet requirements was due to reasonable cause and not willful neglect.

We may also voluntarily revoke our election, although we have no intention of doing so, in which event we will be prohibited, without exception, from electing REIT status for the year to which the revocation relates and the following four taxable years.

We intend to monitor on an ongoing basis our compliance with the REIT requirements described above. To maintain our REIT status, we will be required to limit the types of assets that we might otherwise acquire, or hold some assets at times when we might otherwise have determined that the sale or other disposition of these assets would have been more prudent.

In addition to the foregoing, the AJCA also provides that if a REIT fails to satisfy one or more requirements for REIT qualification, other than by reason of a failure to comply with the provisions of the reasonable cause exception to the gross income tests and the provisions described above with respect to failure to comply with the asset tests, the REIT may retain its REIT qualification if the failures are due to reasonable cause and not willful neglect, and if the REIT pays a penalty of $50,000 for each such failure.

Taxation of Thornburg Mortgage, Inc.

In each year in which we qualify as a REIT, we generally will not be subject to federal income tax on that portion of our REIT taxable income or capital gain that we distribute to our shareholders. We will, however, be subject to federal income tax at regular corporate income tax rates on any undistributed taxable income or capital gain.

Notwithstanding our qualification as a REIT, we may also be subject to tax in the following other circumstances:

•

If we fail to satisfy either the 75% or the 95% gross income test, but nonetheless maintain our qualification as a REIT because we meet other requirements, we generally will be subject to a 100% tax on the greater of the amount by which we fail either the 75% or the 95% gross income test multiplied by a fraction intended to reflect our profitability.

•

We will be subject to a tax of 100% on net income derived from any “prohibited transaction” which is, in general, a sale or other disposition of property held primarily for sale to customers in the ordinary course of business.

•

If we have (1) net income from the sale or other disposition of foreclosure property that is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, it will be subject to federal income tax at the highest corporate income tax rate.

•

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any amount of undistributed ordinary income and capital gain net income from preceding taxable years, we will be subject to a 4% federal excise tax on the excess of the required distribution over the amounts actually distributed during the taxable year.

•

If we acquire a built-in gain asset from a C corporation in a transaction in which the basis of the asset is determined by reference to the basis of the asset in the hands of the C corporation and we recognize built-in gain upon a disposition of such asset occurring within 10 years of its acquisition, then we will be subject to federal tax to the extent of any built-in gain at the highest corporate income tax rate.

•	We may also be subject to the corporate alternative minimum tax, as well as other taxes in situations not presently contemplated.

•	Any taxable REIT subsidiary of ours will be subject to taxation on net income and will make distributions to us as its shareholder only on after-tax income.

Taxation of Shareholders

Unless you are a tax-exempt entity, distributions that we make to you, including distributions reinvested through our dividend reinvestment plan, generally will be subject to tax as ordinary income to the extent of our current and accumulated earnings and profits as determined for federal income tax purposes. If the amount we distribute to you exceeds your allocable share of current and accumulated earnings and profits, the excess will be treated as a return of capital to the extent of your adjusted basis in your stock, which will reduce your basis in your stock but will not be subject to tax. To the extent the amount we distribute to you exceeds both your allocable share of current and accumulated earnings and profits and your adjusted basis, this excess amount will be treated as a gain from the sale or exchange of a capital asset. Distributions to our corporate shareholders, whether characterized as ordinary income or as capital gain, are not eligible for the corporate dividends received deduction, as long as our REIT election is in effect.

Distributions that we designate as capital gain dividends generally will be taxable in your hands as long term capital gains, to the extent such distributions do not exceed our actual net capital gain for the taxable year. In the event that we realize a loss for the taxable year, you will not be permitted to deduct any share of that loss. Further, if we, or a portion of our assets, were to be treated as a taxable mortgage pool, any excess inclusion income that is allocated to you could not be offset by any losses or other deductions you may have and would be treated as unrelated business income for tax-exempt entity shareholders. (See the discussions under the captions “Taxation of Tax-Exempt Entities” or “Foreign Shareholders.”) We have consistently avoided, and intend to continue avoiding, the recognition of excess inclusion income. Future Treasury regulations may require you to take into account, for purposes of computing your individual alternative minimum tax liability, some of our tax preference items.

Dividends that we declare during the last quarter of a calendar year and actually pay to you during January of the following taxable year, generally are treated as if we had paid them and you had received them on December 31st of the calendar year and not on the date actually paid. In addition, we may elect to treat other dividends distributed after the close of the taxable year as having been paid during the taxable year, so long as they meet the requirements described in the Code, but you will be treated as having received these dividends in the taxable year in which the distribution is actually made.

If you sell or otherwise dispose of our stock, you will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized and your adjusted basis in the stock, which gain or loss will be long term if the stock is held for more than one year. Any loss recognized on the sale or exchange of stock held for six months or less generally will be treated as a long term capital loss to the extent of (1) any long term capital gain dividends you receive with respect to the stock and (2) your proportionate share of any long term capital gains that we retain (see the discussion under the caption “Distribution Requirements”).

If we fail to qualify as a REIT in any year, distributions we make to you will be taxable in the same manner discussed above, except that:

•	we will not be allowed to designate any distributions as capital gain dividends;

•	distributions (to the extent they are made out of our current and accumulated earnings and profits) will be eligible for the corporate dividends received deduction;

•	the excess inclusion income rules will not apply to you; and

•	you will not receive any share of our tax preference items.

In the event that we ceased to be a REIT, we could be subject to substantial federal income tax liability as a C corporation, and the amount of earnings and cash available for distribution to you and other shareholders could be significantly reduced or eliminated.

Information Reporting and Backup Withholding

For each calendar year, we will report to our domestic shareholders and to the Service the amount of distributions that we pay, and the amount of tax (if any) that we withhold on these distributions. Under the backup withholding rules, you may be subject to backup withholding tax with respect to distributions paid unless you:

•	are a corporation or come within another exempt category and demonstrate this fact when required; or

•	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding tax and otherwise comply with the applicable requirements of the backup withholding tax rules.

A domestic shareholder may satisfy this requirement by providing us an appropriately prepared Form W-9. If you do not provide us with your correct taxpayer identification number, then you may also be subject to penalties imposed by the Service.

Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding tax rules will be refunded or credited against your federal income tax liability, provided you furnish the required information to the Service.

Taxation of Tax-Exempt Entities

Our stock is eligible for purchase by tax-exempt investors, such as pension plans, profit sharing plans, 401(k) plans, Keogh plans and individual retirement accounts, because we do not generate unrelated business income taxable to those types of entities.

The discussion under this heading only applies to you if you are a tax-exempt entity. In general, a tax-exempt entity that is a shareholder of our stock is not subject to tax on distributions. We have consistently avoided, and intend to continue to avoid, recognition of income that could cause an investment in our stock to generate unrelated business income for tax-exempt investors. The Service has ruled that amounts distributed by a REIT to an exempt employees’ pension trust do not constitute unrelated trade or business income and thus should be nontaxable to such a tax-exempt entity. Any indebtedness that we incurred in connection with the acquisition of real estate assets such as mortgage loans will not cause dividends paid to a shareholder that is a tax-exempt entity to be unrelated trade or business income, provided that the tax-exempt entity has not financed the acquisition of its stock with “acquisition indebtedness” within the meaning of the Code. Under some conditions, if a tax-exempt employee pension or profit sharing trust were to acquire more than 10% of our stock, a portion of the dividends on such stock could be treated as unrelated trade or business income. Our charter generally prohibits the ownership of more than 9.8% of our stock by any one owner; therefore, we do not expect that any one pension or profit-sharing trust will acquire more than 10% of our stock.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in our stock or securities will constitute unrelated trade or business income unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the unrelated trade or business income generated by its investment. Such entities should review Code Section 512(a)(3) and should consult their own tax advisors concerning these “set aside” and reserve requirements.

Foreign Shareholders

The preceding discussion does not address the federal income tax consequences to foreign shareholders, nonresident aliens and foreign corporations as defined in the Code, of an investment in our stock. In general, foreign shareholders will be subject to special withholding tax requirements on income and capital gains distributions attributable to their ownership of our stock. Foreign shareholders should consult their own tax advisors concerning the federal income tax consequences to them of a purchase of shares of our stock including the federal income tax treatment of dispositions of interests in, and the receipt of distributions from, REITs by foreign shareholders. In addition, federal income taxes must be withheld on certain distributions by a REIT to foreign shareholders at a flat rate of 30% unless reduced or eliminated by an income tax treaty between the United States and the foreign shareholder’s country or unless the shares are held in connection with the foreign shareholder’s U.S. business. Any income that a foreign shareholder recognized from an investment in our shares would not be eligible for reduced withholding to the extent that such income were treated as excess inclusion income. A foreign shareholder eligible for reduction or elimination of withholding must file an appropriate form with us (or the appropriate withholding agent) in order to claim such treatment.

Redemption and Conversion of Preferred Stock

Cash Redemption of Preferred Stock

A redemption of preferred stock will be treated under Section 302 of the Code as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits) at ordinary income rates, unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. Such a redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the holder (which will not be the case if only non-voting preferred stock is redeemed), (ii) results in a “complete termination” of the holder’s equity interest in our Company, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our Common Stock and preferred stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our Common Stock and preferred stock actually owned by the holder, must generally be taken into account. If a holder of preferred stock owns (actually and constructively) no shares of our outstanding Common Stock or an insubstantial percentage thereof, a redemption of shares of preferred stock of that holder is likely to qualify for sale or exchange treatment because the redemption would be “not essentially equivalent to a dividend.” However, because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of preferred stock depends upon the facts and circumstances at the time the determination must be made. Prospective holders of preferred stock are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of preferred stock is not treated as a distribution taxable as a dividend to a particular holder, it will be treated as a taxable sale or exchange by that holder. As a result, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits) and (ii) the holder’s adjusted tax basis in the shares of the preferred stock. Such gain or loss will be capital gain or loss if the shares of preferred stock were held as a capital asset, and will be long-term gain or loss if such shares were held for more than one year.

If a redemption of preferred stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the holder. The holder’s adjusted tax basis in the redeemed shares of the preferred stock will be transferred to the holder’s remaining shares of our stock. If the holder owns no other shares of our stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations would, if adopted, alter the method for recovering your adjusted tax basis in any shares redeemed in a dividend-equivalent redemption. Under the proposed Treasury Regulations, you would be treated as realizing a capital loss on the date of the dividend-equivalent redemption equal to the adjusted tax basis of the preferred stock redeemed, subject to adjustments. The recognition of such loss would generally be deferred until the occurrence of specified events, such as, for example, when you cease to own, actually or constructively, any shares of our stock. There can be no assurance that the proposed Treasury Regulations will be adopted, or that they will be adopted in their current form.

Conversion of Preferred Stock into Common Stock

In general, no gain or loss will be recognized for federal income tax purposes upon conversion of the preferred stock solely into shares of Common Stock. The basis that a shareholder will have for tax purposes in the shares of Common Stock received upon conversion will be equal to the adjusted basis for the shareholder in the shares of preferred stock so converted, and provided that the shares of preferred stock were held as a capital asset, the holding period for the shares of Common Stock received would include the holding period for the shares of preferred stock converted. A shareholder will, however, generally recognize gain or loss on the receipt of cash in lieu of fractional shares of Common Stock in an amount equal to the difference between the amount of cash received and the shareholder’s adjusted basis for tax purposes in the preferred stock for which cash was received. Furthermore, under certain circumstances, a shareholder of shares of preferred stock may recognize gain or dividend income to the extent that there are dividends in arrears on the shares at the time of conversion into Common Stock.

Adjustments to Conversion Price

Adjustments in the conversion price, or the failure to make such adjustments, pursuant to the anti-dilution provisions of the preferred stock or otherwise, may result in constructive distributions to the shareholders of preferred stock that could, under certain circumstances, be taxable to them as dividends pursuant to Section 305 of the Code. If such a constructive distribution were to occur, a shareholder of preferred stock could be required to recognize ordinary income for tax purposes without receiving a corresponding distribution of cash.

Warrants

Upon the exercise of a warrant, a shareholder will not recognize gain or loss and will have a tax basis in the Common Stock received equal to the tax basis in such shareholder’s warrant plus the exercise price of the warrant. The holding period for the Common Stock purchased pursuant to the exercise of a warrant will begin on the day following the date of exercise and will not include the period that the shareholder held the warrant.

Upon a sale or other disposition of a warrant, a holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the holder’s tax basis in the warrant. Such a gain or loss will be long term if the holding period is more than one year. In the event that a warrant lapses unexercised, a holder will recognize a capital loss in an amount equal to his tax basis in the warrant. Such loss will be long term if the warrant has been held for more than one year.

Holders of Debt Securities

As used herein, the term “U.S. Holder” means a beneficial owner of debt securities that is for United States federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate whose income is subject to United States federal income tax regardless of its source;

•

a trust, if both: (1) a court within the United States is able to exercise primary supervision over the administration of the trust; and (2) one or more United States persons have the authority to control all substantial decisions of the trust; or

•	certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of debt securities that is not a U.S. Holder.

U.S. Holders

Payments of Interest

In general, interest on debt securities will be taxable to a U.S. Holder as ordinary income at the time it accrues or is received, in accordance with the U.S. Holder’s regular method of accounting for United States federal income tax purposes. In general, if the terms of a debt instrument entitle a holder to receive payments other than “qualified stated interest” (generally, stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed or qualifying floating rate), such holder might be required to recognize additional interest as “original issue discount” over the term of the instrument.

Sale, Retirement or Other Taxable Disposition

In general, a U.S. Holder of a debt security will recognize gain or loss upon the sale, retirement or other taxable disposition of such debt security in an amount equal to the difference between:

•

the amount of cash and the fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued interest not previously taken into income, which generally will be taxable to a U.S. Holder as ordinary income); and

•	the U.S. Holder’s adjusted tax basis in such debt security.

A U.S. Holder’s tax basis in a debt security generally will be equal to the price paid for such debt security. A U.S. Holder’s gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the debt security for more than one year. Long-term capital gain recognized by a non-corporate U.S. Holder generally will be subject to tax at a rate not to exceed 15%, whereas short-term capital gain recognized by a non-corporate U.S. Holder generally will be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate U.S. Holder will be subject to tax at the ordinary income tax rates applicable to corporations regardless of the corporation’s holding period. The deductibility of capital losses is subject to certain limitations. A U.S. Holder who sells a debt security between record dates for payments of distributions will be required to include accrued but unpaid interest or original issue discount on the debt security through the date of disposition as ordinary income and to add the amount of the original issue discount to its adjusted tax basis in the debt security.

Non-U.S. Holders

A Non-U.S. Holder will not be subject to United States federal income or withholding tax on payments of principal, premium (if any) or interest (including original issue discount, if any) on a debt security if such payments are not effectively connected with the conduct of a U.S. trade or business, unless such Non-U.S. Holder owns directly, or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote or is a controlled foreign corporation related to us. If this exemption does not apply, such interest will be subject to a 30% gross withholding tax (unless reduced or eliminated by an applicable treaty). To qualify for the exemption from taxation (or the elimination or reduction of the applicable withholding tax under a treaty), the last United States payor in the chain of payment prior to payment to a Non-U.S. Holder, or the “Withholding Agent,” must have received, before payment, a statement that:

•	is signed by the Non-U.S. Holder under penalties of perjury;

•	certifies that the Non-U.S. Holder is not a U.S. Holder; and

•	provides the name and address of the Non-U.S. Holder.

The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the Non-U.S. Holder must inform the Withholding Agent of any change in the information on the statement within 30 days of such change.

In addition, a Non-U.S. Holder generally will not be subject to Federal income or withholding tax on any amount which constitutes gain upon retirement or disposition of a debt security, unless the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder or, in the case of a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met. Certain other exceptions may be applicable, and a Non-U.S. Holder should consult its tax advisor in this regard.

If interest and other payments received by a Non-U.S. Holder with respect to the debt securities (including proceeds from a sale, retirement or other disposition of the debt securities) are effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or the Non-U.S. Holder is otherwise subject to United States federal income taxation on a net basis with respect to such holder’s ownership of the debt securities), such Non-U.S. Holder will generally be subject to the rules described above for a U.S. Holder (subject to any modification provided under an applicable income tax treaty). Such Non-U.S. Holder may also be subject to the “branch profits tax” if such holder is a corporation.

The value of a debt security will not be includable in the estate of an individual Non-U.S. Holder unless the individual owns directly, or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote or, at the time of such individual’s death, payments in respect of the debt security would have been effectively connected with the conduct by such individual of a trade or business in the United States.

State and Local Taxes

We are subject to state or local taxation in various jurisdictions, including those in which we transact business. Our shareholders are subject to state and local taxation in the jurisdiction in which they reside. The state and local tax treatment that applies to us and our shareholders may not conform to the federal income tax considerations discussed above. Consequently, we urge you to consult your own tax advisors regarding the effect of state and local tax laws.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby, including but not limited to at-the-market equity offerings, may from time to time include Cantor Fitzgerald & Co. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

Shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales at-the-market to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

Any underwriting compensation that we pay to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit on resale of the securities that they realize may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent. Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

In connection with the offering of the securities hereby, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our Common Stock is listed on the NYSE under the symbol “TMA” and our Series C Preferred Stock is listed on the NYSE under the symbol “TMA PRC.” Any shares of Common Stock or Series C Preferred Stock sold pursuant to this prospectus, and any supplement thereto, will be listed on the NYSE, subject to official notice of issuance. Our Senior Notes are not listed on any securities exchange. Any other securities that we sell pursuant to this prospectus, and any supplement thereto, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which we sell securities may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. We cannot, therefore, give any assurance as to the liquidity of or trading market for any securities that we sell, other than our Common Stock or Series C Preferred Stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Dechert LLP. The opinion of counsel described under the heading “Federal Income Tax Considerations” is being rendered by Dechert LLP. This opinion is subject to various assumptions and is based on current tax law. Michael Jeffers, our Secretary, is counsel to that firm and, as of May 10, 2005, owns 59,666 shares of Common Stock, dividend equivalent rights for 63,671 shares of Common Stock, phantom stock rights for 34,739 shares of Common Stock, and owns a 1% equity interest of the Manager. If the offered securities are distributed in an underwritten offering or through agents, various legal matters may be passed upon for any underwriters or agents by their counsel, which shall be named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC in the Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. This material can also be obtained from the SEC’s website at www.sec.gov. All reports, proxy statements and other information that we file with the SEC are also available on our website at www.thornburgmortgage.com. Information contained on our website is not, and should not be interpreted to be, a part of this prospectus or any accompanying prospectus supplement.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all the information set forth in the registration statement and the exhibits, financial statements and schedules thereto. We refer you to the registration statement, the exhibits, financial statements and schedules thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. We have filed the documents listed below with the SEC under the Exchange Act and these documents are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 2, 2005;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 9, 2005;

•	Our Current Reports on Form 8-K filed on March 15, 2005, March 21, 2005 and March 23, 2005;

•	Our Definitive Proxy Statement filed on March 17, 2005;

•	The description of our Common Stock included in our registration statement on Form 8-A filed on April 27, 1993;

•

The description of our preferred stock purchase rights for Series B Preferred Stock included in our registration statement on Form 8-A, filed on March 19, 2001, and the amendment to the description included in Exhibit 10.9 to our registration statement on Form S-3, filed on August 23, 2002; and

•	The description of our Series C Preferred Stock included in our registration statement on Form 8-A filed on March 21, 2005

Any documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing those documents. Any documents we file pursuant to these sections of the Exchange Act after the date of the initial registration statement that contains this prospectus and prior to the effectiveness of the registration statement will automatically be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing those documents.

Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document which is also incorporated by reference modifies or supersedes that statement.

You may obtain copies of all documents which are incorporated in this prospectus by reference (other than the exhibits to such documents which are not specifically incorporated by reference herein) without charge upon written or oral request to Investor Relations, at Thornburg Mortgage, Inc., 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501, telephone number (505) 989-1900 or by visiting our website at www.thornburgmortgage.com.

8,000,000 Shares

THORNBURG MORTGAGE, INC.

10% Series F Cumulative Convertible Redeemable Preferred Stock

Prospectus Supplement

Joint Book-Running Managers

Friedman Billings Ramsey	UBS Investment Bank

Bear, Stearns & Co. Inc.	Stifel Nicolaus